UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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      [X] Definitive Proxy Statement

      [  ] Definitive Additional Materials.

      [  ] Soliciting Material Pursuant to §240.14a-12

MACKENZIE REALTY CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MACKENZIE REALTY CAPITAL, INC. 1640 SCHOOL STREET MORAGA, CA 94556 September 22, 2017
Re: Your VOTE is very IMPORTANT!  Please vote online, via telephone, or by returning the enclosed card ASAP!
Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of MacKenzie Realty Capital, Inc., a Maryland corporation, to be held on October 23, 2017, at 10 a.m., local time, at 1640 School Street, Moraga, CA.  The notice of annual meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to (i) elect three directors to the Board of Directors; (ii) consider and vote upon the ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018; (iii) to approve an amendment and restatement of the investment advisory agreement between us and our adviser; (iv) to grant the Company authority to sell its common shares for less than net asset value, subject to certain conditions, and (v) transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

We encourage stockholders to approve these proposals. The principal changes proposed to be made as part of the amendment and restatement of the Advisory Agreement are:
•
to reflect a conclusion reached by the Board of Directors (the "Board") that no incentive fee should be paid unless distributions to stockholders at the rate of 7% per annum have actually been made for the relevant period;

•	to exclude the portfolio structuring fee from calculation of the preliminary net investment income (on which the income incentive fee is based);
•	to provide that the Company's preliminary net investment income will impact the obligation of the Company to pay a capital gains incentive fee;
•	to provide that the Company's capital gains will impact the obligation of the Company to pay an income incentive fee;
•
to cause the income incentive fee to be calculated based on preliminary net investment income since inception of the Company, as opposed to calculating that fee for a quarter based on the preliminary net investment income for that quarter; and

•
to make a series of definitional, clarification, and reorganization changes intended to conform and simplify the text of the agreement.  Some of these changes will make it more likely that the Adviser will earn an incentive fee.  Some of these changes will make it less likely that the Adviser will earn an incentive fee.  The consequences of, and logic the Board used in recommending these changes, is explained in detail in the enclosed Proxy Statement.

•
We are also seeking approval to have the flexibility to continue to sell Shares below NAV, if the independent directors of our Board determine it is in the best interests of the Company and its stockholders.  Without stockholder approval, we may not be able to continue to raise capital in any public offering of our Shares and therefore may be limited in the number and type of investments we make in our portfolio.

Please vote ASAP.

It is important that your shares be represented, either in person or by proxy, at the annual meeting. We urge you to vote your shares as soon as possible even if you currently plan to attend the annual meeting. The enclosed proxy card contains instructions for voting by telephone or by returning your proxy card via mail. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote and participation in our governance are very important to us. Any sale of Common Shares at a price below NAV would result in an immediate dilution on the NAV per outstanding Common Share to existing common stockholders of as much as 5.94%, depending on several factors described below in the proxy statement.  Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, "FOR" THE RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2018, "FOR" THE AMENDMENT AND RESTATEMENT OF THE INVESTMENT ADVISORY AGREEMENT, AND "FOR" THE PROPOSAL TO GRANT THE COMPANY AUTHORITY TO SELL OR ISSUE SHARES OF COMMON STOCK TO INVESTORS AT A PER SHARE PRICE THAT IS LESS THAN THE COMPANY'S THEN-CURRENT NET ASSET VALUE PER SHARE.

Sincerely yours,

C.E. "Pat" Patterson, Chairman of the Board

P.S. You can vote online at www.cesvote.com using the "control number" printed on your proxy card.  It's fast and easy.  You can also call (888) 693-8683 to vote by phone.

MACKENZIE REALTY CAPITAL, INC. 1640 SCHOOL STREET MORAGA, CA 94556

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of MacKenzie Realty Capital, Inc.:

NOTICE IS HEREBY GIVEN that the 2017 annual meeting (the "Annual Meeting") of stockholders of MacKenzie Realty Capital, Inc., a Maryland Corporation (the "Company"), will be held on October 23, 2017, at 10 a.m. Pacific Time at 1640 School Street, Moraga, CA for the following purposes:

1.	To consider and vote upon the election of three directors to hold office until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To consider and vote upon the ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018;

3.	To approve an amendment and restatement of the investment advisory agreement between us and our investment adviser;

4.	To grant the Company authority to sell or issue shares of common stock to investors at a per share price that is less than the Company's then-current net asset value per share; and

5.	To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.  Stockholders may also transact any other business that properly comes before the meeting.

The Board of Directors has fixed the close of business on September 12, 2017, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments of the meeting.

Please authorize a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may authorize your proxy by telephone or mail. For specific instructions, please refer to the Proxy Statement on page 1 and the instructions on the proxy card.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, "FOR" THE RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2018, "FOR" THE AMENDMENT AND RESTATEMENT OF THE INVESTMENT ADVISORY AGREEMENT, AND "FOR" THE PROPOSAL TO GRANT THE COMPANY AUTHORITY TO SELL OR ISSUE SHARES OF COMMON STOCK TO INVESTORS AT A PER SHARE PRICE THAT IS LESS THAN THE COMPANY'S THEN-CURRENT NET ASSET VALUE PER SHARE.

You have the option to revoke your proxy at any time prior to the meeting, or to vote your shares personally on request if you attend the meeting. If there are not sufficient shares present for a quorum or sufficient votes to approve the foregoing proposals at the time of the annual meeting, the chairman of the meeting may move for one or more adjournments of the meeting in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors of the Company,

/s/ Chip Patterson

Chip Patterson
Secretary
September 22, 2017
 Moraga, California
The accompanying proxy statement and proxy card are being distributed to our stockholders on or about September 22, 2017.

MACKENZIE REALTY CAPITAL, INC. 1640 SCHOOL STREET MORAGA, CA 94556

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS
 OCTOBER 23, 2017

This proxy statement contains information relating to the 2017 annual meeting (the "Annual Meeting") of stockholders of MacKenzie Realty Capital, Inc., a Maryland corporation (the "Company," "we" or "us"), to be held on October 23, 2017 beginning at 10 a.m., local time, at our offices at 1640 School Street, Moraga, CA, and any postponements or adjournments thereof, and is furnished in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting.  Stockholders of record at the close of business on September 12, 2017 (the "Record Date") are entitled to vote at the meeting as set forth in this proxy statement.  This proxy statement and accompanying proxy card are first being mailed to stockholders on or about September 22, 2017.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to be held on October 23, 2017. The Notice of 2017 Annual Meeting of Stockholders, Proxy Statement and Proxy Card are available at http://www.mackenzierealty.com. On this site, you will be able to access our Proxy Statement and any amendments or supplements to the foregoing materials that are required to be furnished to stockholders.

We encourage you to vote your shares, either by voting in person at the meeting or by authorizing a proxy (i.e., authorizing someone to vote your shares). You may authorize a proxy by telephone by using the toll-free number listed on the proxy card or you may mark, date, sign and mail the enclosed proxy card. If you vote by authorizing a proxy, the proxy holders will vote the shares according to your instructions. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted "FOR" the election of the director nominees, "FOR" the ratification of the selection of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018, "FOR" the amendment and restatement of the investment advisory agreement, and "FOR" the proposal to grant the Company authority to sell or issue shares of common stock to investors at a per share price that is less than the Company's then-current net asset value per share.

Our Board of Directors (the "Board") is not aware of any matter to be properly presented for consideration at the Annual Meeting other than the matters described herein. If any motion properly presented at the meeting requiring a vote of stockholders arises, the persons named as proxies will vote on such matter in accordance with their discretion. The stockholders of the Company have no dissenter's or appraisal rights in connection with any of the proposals described herein.

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by submitting a properly executed, later-dated proxy, (which automatically revokes the earlier proxy instructions) by sending a written revocation of proxy to the Company at its principal executive office via mail or submitting a subsequent proxy by telephone, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously authorized proxy to be revoked unless you specifically request to vote the shares.

If you receive more than one proxy or voting instruction card, it means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive. We will announce preliminary voting results at the Annual Meeting and publish the final results in a Current Report on Form 8-K filed within four business days after the Annual Meeting.

Annual Meeting Purpose

At our Annual Meeting, stockholders will be asked to consider and vote upon the following matters: (i) the election of three directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified; (ii) the ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018; (iii) the approval of an amendment and restatement of the investment advisory agreement between us and our investment adviser; (iv) the granting to the Company of authority to sell its common shares for less than net asset value, subject to certain conditions; and (v) to consider such other business which may properly come before the Annual Meeting or any postponement or adjournment thereof.

Record Date & Quorum

Only stockholders of record at the close of business on September 12, 2017, the Record Date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting.  If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you owned of record on that date at the Annual Meeting and at any postponements or adjournments thereof. There were 6,712,837.86 shares of our common stock outstanding on the Record Date. Each share of common stock entitles the holder thereof to one vote.

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of holders of shares of stock entitled to cast at least 50% of the votes entitled to be cast will constitute a quorum.

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

Submitting Voting Instructions for Shares Held Through a Nominee

If you hold shares of common stock through a bank or other nominee, you must follow the voting instructions you receive from your bank or nominee. If you hold shares of common stock through a bank or other nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. You may also authorize a proxy to vote your shares by telephone if your bank or other nominee makes these methods available, in which case your bank or other nominee has provided applicable instructions to do so. If you do not submit voting instructions to your bank or other nominee, your bank or other nominee is not permitted to vote your shares on any proposal properly presented at the Annual Meeting (other than Proposal 2).

Authorizing a Proxy for Shares Held in Your Name

Shares held by a bank or other nominee for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals (which are considered "broker non-votes" with respect to such proposals) will be treated as shares present for quorum purposes. Abstentions will also be treated as shares present for purposes of calculating whether a quorum is present at the meeting.

If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. "Broker non-votes" represent votes that could have been cast on a particular matter by a brokerage firm, as a stockholder of record, but that were not cast because the brokerage firm lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares.

Revoking Your Proxy

Whether you vote in person, by mail or by telephone you may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by submitting by mail or by telephone, a properly executed, later-dated proxy, which automatically revokes the earlier proxy instructions, by giving notice of revocation to the Company in writing before or at the Annual Meeting or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Votes Required to Adopt the Proposals

Election of Directors. The election of a director requires the vote of a plurality of all the votes cast. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  If you vote to withhold authority with respect to a nominee, your shares will not be voted with respect to the person indicated. Abstentions and broker non-votes will not be counted towards a nominee's achievement of a plurality.

Ratification of Selection of Moss Adams LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2018. The ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018, requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.  Stockholders may not cumulate their votes. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

Amendment and Restatement of Investment Advisory Agreement and Authorization of the Issuance of Shares below NAV. These proposals must be approved by (a) the affirmative vote of "a majority" of the Common Shares outstanding on the Record Date, and (b) the affirmative vote of "a majority" of the Common Shares outstanding on the Record Date which are not held by "affiliated persons" of the Company, which under the Investment Company Act of 1940, as amended (the "1940 Act") include our directors, officers, 5% stockholders and persons who control or who are controlled by us.  For these purposes, the 1940 Act defines "a majority" of our Common Shares as either (y) 67% or more of the Common Shares present at the Annual Meeting if the holders of more than 50% of the outstanding Common Shares are present or represented by proxy, or (z) 50% of the outstanding Common Shares, whichever is less.  For the purpose of determining whether a majority of the Common Shares approved these proposals, abstentions and broker non-votes, if any, recorded by record owners will have the effect of a vote against the proposals.

Information Regarding this Solicitation

The proxies being solicited hereby are being solicited by our Board.  The cost of soliciting proxies in the enclosed form will be paid by us. We have retained Alliance Advisors, LLC to aid in the solicitation of proxies. We will pay Alliance Advisors a fee of approximately $20,000 in addition to certain variable costs related to proxy solicitation and reimbursement of out-of-pocket expenses.  Our officers and regular employees and MCM Advisers, LP, which we refer to as "MCMA" or our "Adviser" and MacKenzie Capital Management, LP, which we refer to as our "Manager," may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means.  We will, upon request, reimburse others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Security Ownership of Certain Beneficial Owners & Management

As of the Record Date, to our knowledge, there were no persons that owned 25% or more of the outstanding voting securities and no person would be deemed to control us, as such term is defined in the 1940 Act.  Our directors are divided into two groups — interested directors and independent directors. Interested directors are "interested persons" of us, as defined in the 1940 Act.

The following table shows the amount of our common stock beneficially owned and based on a total of 6,712,837.86 shares of our common stock outstanding on September 12, 2017, as of that date, by (1) any person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each of our directors and nominees for director, (3) our executive officers and (4) all directors and executive officers as a group. The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the Securities and Exchange Commission (the "SEC") and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of September 22, 2017, through the exercise of any instrument. Unless otherwise indicated, each person has the sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table. With respect to the Executive Officers listed below, they are limited partners of MPF Successors, LP, as well as officers of its general partner, which owns 40,097.41 shares in us.  Mr. C. E. Patterson and his spouse are the sole beneficial owners of 7,824.21 shares owned in a personal holdings limited partnership, and the executive officers below are also in control of its general partner. Thus, they are all deemed to have voting and dispositive control over such shares and the number of shares owned below is the number of shares owned by MPF Successors, LP and the personal holding partnership. Unless known otherwise by us, the beneficial ownership information is based on each beneficial owner's most recent Form 3, Form 4, Form 5, Schedule 13D or Schedule 13G, as applicable. The address of each beneficial owner is 1640 School Street, Moraga, CA  94556.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class	Dollar Range of Equity Securities Beneficially Owned by Directors(1)
Independent Directors:
Tim Dozois	2,111	*	$10,001 – $50,000
Tom Frame	1,478	*	$10,001 – $50,000
Interested Director:
C.E. "Pat" Patterson	14,886.17	*	$100,001 – $500,000
Executive Officers:
Paul Koslosky	920.64	*	$1 – $10,000
Glen Fuller	7,061.96	*	$50,001 – $100,000
Chip Patterson	7,061.96	*	$50,001 – $100,000
Robert Dixon	7,061.96	*	$50,001 – $100,000
Directors and Officers as a group (6 persons)	51,510.62	0.77%	$500,001 – $1,000,000

*	Represents less than 1% of the number of shares outstanding.
(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000; or Over $1,000,000.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our First Amended and Restated Articles of Incorporation (our "Charter"), provide that we will have at least three directors, which number may be increased (or subsequently decreased after an increase) by the Board under our First Amended and Restated Bylaws (the "Bylaws").  There are currently three directors, including two directors who are not "interested persons," as that term is used in the 1940 Act (the "Independent Directors").

At each annual meeting of stockholders, each director is elected for a one-year term expiring at the following annual meeting. Each director holds office until his/her successor is elected and qualified.

Mr. Tim Dozois, Mr. Tom Frame, and Mr. C.E. "Pat" Patterson have each been nominated by the Nominating and Corporate Governance Committee (the "Nominating Committee") to stand for re-election at the Annual Meeting to hold office until the 2018 annual meeting of our stockholders and until a successor for any of them is duly elected and qualified.  In the election of the directors, you may vote "FOR" the nominee or your vote may be "WITHHELD" with respect to the nominee.  Each of the nominees has consented to serve if elected.  As of the mailing of these proxy materials, the Board knows of no reason why any nominee would be unable to serve as a director.  If, at the time of the Annual Meeting, the nominee is unable or unwilling to serve as a director, it is intended that the persons named as proxies will vote to elect a substitute nominee designated by the Board.

Recommendation of the Board of Directors

The Board recommends that each stockholder vote "FOR" the re-election of Messrs. Dozois, Frame, and Patterson as directors.

Information About the Directors

Information about the nominees for re-election at the meeting is provided below.  All three nominees for re-election as director currently serve as directors of the Company.  The Board believes that it is necessary for each of the Company's directors to possess many qualities and skills.  If we have a vacancy, when searching for new candidates, the Nominating Committee will consider the evolving needs of the Board and will search for candidates that fill any gap.  The Board also believes that all directors must possess a considerable amount of business management and educational experience. The Nominating Committee will first consider a candidate's management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value when considering director candidates.  The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is important that the members of the Board represent diverse viewpoints. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate's credentials in the context of these standards.  When nominating continuing directors for re-election, the individual's contributions to the Board are also considered.

The Board believes that each of our directors is highly qualified to serve as a member of the Board. All of our directors bring to our Board a wealth of industry experience.  Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are relevant positions with reputable organizations. Individual qualifications and skills of our directors that contribute to the Board's effectiveness as a whole are described below.  None of the below directors' serves as a director for a company (other than MRC) with a class of securities registered under the Securities Exchange Act of 1934 (the "1934 Act") or that is registered as an investment company under the 1940 Act. The experience, qualifications, attributes, and skills each of the directors as listed below have led us to the conclusion that they should serve as our directors in light of our business and structure.

Board of Directors

INTERESTED DIRECTOR

Name & Age	Position Held with the Company	Term of Office & Length of Time Served	Principal Occupation(s) During Past Five Years
C.E. "Pat" Patterson, 76	Chairman of the Board, Interested Director(1)	Since 2012
Mr. Patterson, an MRC director since May of 2012, is co-founder and chairman of MCMA and the Manager, and a director of their general partner, and a beneficial owner of all three companies, all since 1982.
Mr. Patterson, has spent his entire business career in the financial services industry.  In July 1965, following his graduation from the University of Oregon with a B.S. degree, he was selected as a junior executive trainee by Merrill Lynch, Pierce, Fenner and Smith, Inc.  This intensive two-year training program was conducted in New York and included "on-the-floor" experience on all the major stock and commodity trading floors in the U.S. and Europe as well as a one-year position in Securities Research.  Subsequently assigned to Merrill's Oakland, California office, Mr. Patterson had responsibility as an account executive for individual investors through September of 1971.
In September 1971, Mr. Patterson joined Eastman Dillon, Union Securities, Inc. with responsibility for Institutional Accounts in San Francisco and Hawaii.  Upon the merger of Blyth & Co. with Eastman Dillon, Mr. Patterson was appointed assistant manager and then resident manager of the firm's Oakland office.  He became a vice president of the firm in 1975.  From September 1976 to March 1978, Mr. Patterson was associated with Smith Barney, Harris Upham, Inc. as a vice president, sales; with Merrill Lynch, Pierce, Fenner and Smith, Inc. as a senior account executive from September 1978 – February 1979; and with Paine Webber, Jackson & Curtis as an account vice president from January 1979 – March 1982.  During this period his primary responsibility was the counseling of individual clients, but he also was responsible for research and marketing of specialized financial products.
In January 1982, Mr. Patterson founded Patterson Financial Services, Inc. (now MCM Advisers, LP) with Berniece A. Patterson as a financial planning firm.  He founded Patterson Real Estate Services, a licensed California Real Estate Broker, in July 1982.  As president of MCM Advisers, LP, Mr. Patterson is responsible for all investment counseling activities.  He supervises the analysis of investment opportunities for the clients of the firm.  In February 1988, Mr. Patterson co-founded the predecessor of the Manager.  The Manager acts as the general partner and Manager to a number of prior investment funds.  Mr. Patterson is the president of the Manager.
Mr. Patterson is a former Certified Financial Planner, has completed the College of Financial Planning's Due Diligence course, and is a past member of both the Institute of Certified Financial Planners and the International Association for Financial Planning.
We believe Mr. Patterson is qualified to serve on our Board of Directors because of his history with affiliate private funds, familiarity with our investment platform and his extensive knowledge of the real estate industry and investment valuation process.

(1)	Director is an "interested person" (as defined in the 1940 Act). Mr. Patterson is deemed to be an interested person by reason of his affiliation with MCMA and our Manager.

INDEPENDENT DIRECTORS

Name & Age	Position Held with the Company	Term of Office & Length of Time Served	Principal Occupation(s) During Past Five Years
Tim Dozois, 55	Independent Director	Since 2012
Mr. Dozois, an MRC director since May of 2012, has been the vice president and corporate counsel for Pendrell Corporation, a NASDAQ listed company specializing in intellectual property solutions, since June of 2010. He has 23 years of experience supporting leading corporations in securities law compliance, mergers, acquisitions, and real estate acquisition, financing, and management. Prior to joining Pendrell Corporation, Mr. Dozois was a partner for a brief period with Zupancic Rathbone Law Group, Inc., a firm that specializes in structured financing with a particular emphasis on the acquisition, financing and management of troubled real property assets. From January 1996 until March of 2010, Mr. Dozois served as an equity partner of Davis Wright Tremaine LLP, a Seattle-based law firm of approximately 500 lawyers.
Mr. Dozois received his B.S. in Financial Management from Oregon State University and his J.D. from the University of Oregon School of Law, where he was Order of the Coif.
We  believe Mr. Dozois is qualified to serve on our Board of Directors because of his broad legal background and specific experience in real estate acquisitions, financings and management.

Tom Frame, 74	Independent Director	Since 2012
Mr. Frame, an MRC director since May of 2012, was a co-founder of TransCentury Property Management and solely founded Paradigm Investment Corporation.  TransCentury began in May of 1973 and has syndicated and managed over 10,000 residential units. During the last 35 years, Mr. Frame has been a principal in the acquisition, financing, restoration, and sale of over $500,000,000 in residential and commercial real estate.  Paradigm was founded in June 1986 to sponsor and manage private, closed end "mutual funds."  Paradigm managed a portfolio of over $7,000,000 in limited partnership securities.  The last of the funds successfully liquidated in December of 2000.
Mr. Frame received a B.S. degree in Mathematics from the University of Kansas in June 1964, a J.D. degree from the San Francisco Law School in June 1975, and a M.B.A. with honors from Pepperdine University in April 1986.  Mr. Frame is currently managing his own investments which include residential units, commercial property, and a portfolio of securities.
We believe Mr. Frame is qualified to serve on our Board of Directors because of his experience in property management, real estate transactions and financing and the management of private investment funds.

Meetings of the Board of Directors & Committees

The Board of Directors provides overall guidance and supervision with respect to our operations and performs the various responsibilities imposed on the directors of business development companies by the 1940 Act. Among other things, the Board supervises our management arrangements, the custodial arrangements with respect to portfolio securities, the selection of accountants, fidelity bonding and transactions with affiliates.  All actions taken by the Board are taken by majority vote unless a higher percentage is required by law or unless the 1940 Act or our Charter or Bylaws require that the actions be approved by a majority of the directors who are not "interested persons" (as defined in the 1940 Act).

During our fiscal year ended June 30, 2017 ("Fiscal 2017"), the Board or its committees met 4 times. Each director attended at least 75% of all meetings held by the Board and of the committees of the Board on which he served. The Annual Meeting is our fourth annual stockholders' meeting.

Board Leadership Structure
Our Board monitors and performs an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of our service providers. Among other things, our Board approves the appointment of MCMA and our officers, reviews and monitors the services and activities performed by MCMA and our executive officers and approves the engagement, and reviews the performance of, our independent registered public accounting firm.  Our Board also quarterly ratifies MCMA's selection of securities for our portfolio.
Under our Bylaws, our Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board. We do not have a fixed policy as to whether the chairman of the Board should be an Independent Director and believe that we should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in our best interests and our stockholders best interests at such times.
Presently, C.E. Patterson serves as the chairman of our Board. C.E. Patterson is an "interested person" of the Company as defined in Section 2(a)(19) of the 1940 Act because he is on the investment committee of MCMA and is the manager and managing member of MCMA and our Manager, respectively.  We believe that C.E. Patterson's history with affiliated private funds, familiarity with our investment platform, and extensive knowledge of the real estate industry and the investment valuation process in particular qualify him to serve as the chairman of our Board of Directors.  We believe that we are best served through this existing leadership structure, as C.E. Patterson's relationship with MCMA provides an effective bridge and encourages an open dialogue between management and the Board, ensuring that both groups act with a common purpose.
Our Board does not currently have a designated lead Independent Director.  We are aware of the potential conflicts that may arise when a non-Independent Director is chairman of the board, but believe these potential conflicts are offset by our strong corporate governance policies.  Our corporate governance policies include regular meetings of the Independent Directors in executive session without the presence of interested directors and management, the establishment of audit and nominating and corporate governance committees comprised solely of Independent Directors and the appointment of a Chief Compliance Officer (our "CCO"), with whom the Independent Directors may meet without the presence of interested directors and other members of management, for administering our compliance policies and procedures.
We recognize that different board leadership structures are appropriate for companies in different situations. We believe that the Board's structure is appropriate for our operations as a BDC under the 1940 Act and having a class of securities which is registered under the 1934 Act, in that its members possess an appropriate depth and breadth of experience relating to our planned investment program.  We intend to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.
Board's Role In Risk Oversight
Our Board performs its risk oversight function primarily through (i) its two standing committees, which report to the entire Board of Directors and are comprised solely of Independent Directors, and (ii) active monitoring of our chief compliance officer and our compliance policies and procedures.
As described below in more detail under "Committees of the Board of Directors," the audit committee ("Audit Committee") and the Nominating Committee assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee's risk oversight responsibilities include overseeing our accounting and financial reporting processes, our systems of internal controls regarding finance and accounting, our valuation process, and audits of our financial statements. The Nominating Committee's risk oversight responsibilities include selecting, researching and nominating directors for election by our stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management.
Our Board also performs its risk oversight responsibilities with the assistance of the CCO. The Board reviews written reports from the CCO discussing the adequacy and effectiveness of our compliance policies and procedures.  The CCO's report addresses (i) the operation of our compliance policies and procedures; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the CCO's review; and (iv) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee our compliance activities and risks.  In addition, the CCO may meet separately in executive session with the Independent Directors.
We believe that our Board's role in risk oversight is effective, and appropriate given the extensive regulation to which we are already subject as a BDC.  As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations.  For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 200.0% immediately after each time we incur indebtedness, we generally have to invest at least 70.0% of our gross assets in "qualifying assets" and we are not generally permitted to invest in any portfolio company in which one of our affiliates currently has an investment.
Committees of the Board of Directors

The Audit Committee and the Nominating Committee have been established by our Board.  All directors are expected to attend at least 75.0% of the aggregate number of meetings of the Board and of the respective committees on which they serve.  We require each director to make a diligent effort to attend all Board and committee meetings as well as each annual meeting of our stockholders.
Audit Committee

The Audit Committee operates under a charter approved by our Board, which contains the responsibilities of the Audit Committee. The Audit Committee's responsibilities include establishing guidelines and making recommendations to our Board regarding the valuation of our loans and investments, selecting our independent registered public accounting firm, reviewing with such independent registered public accounting firm the planning, scope and results of their audit of our financial statements, pre‑approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing our annual financial statements and periodic filings and receiving our audit reports and financial statements. The Audit Committee is currently composed of Messrs. Dozois and Frame, neither of whom is an "interested person" of ours as that term is defined in Section 2(a)(19) of the 1940 Act.  Mr. Dozois serves as chairman of the Audit Committee.
The charter of the Audit Committee is available on our website (www.mackenzierealty.com). Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this proxy statement or any other filing that we file with the SEC.  The Audit Committee met 4 times during Fiscal 2017.

Nominating Committee
The Nominating Committee operates under a charter approved by our Board. The members of the Nominating Committee are Messrs. Dozois and Frame, neither of whom is an "interested person" of the Company, as that term is defined in Section 2(a)(19) of the 1940 Act.  Mr. Frame serves as chairman of the Nominating Committee.  The Nominating Committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board or a committee thereof, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. Stockholders have not made any nominations to the Nominating Committee of candidates for the Board.
The Nominating Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, our operations, and our stockholders. In considering possible candidates for election as a director, the Nominating Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:
•	are of high character and integrity;
•	are accomplished in their respective fields, with superior credentials and recognition;
•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;
•	have sufficient time available to devote to our affairs;
•	are able to work with the other members of the Board and contribute to our success;
•	can represent the long-term interests of our stockholders as a whole; and
•	are selected such that the Board of Directors represents a range of backgrounds and experience.
The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.  In determining whether to recommend a director nominee, the Nominating Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating Committee generally conceptualizes diversity expansively to include concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The Nominating Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating Committee's goal of creating a Board that best serves our needs and the interests of our stockholders.
The charter of the Nominating Committee is available on our website (www.mackenzierealty.com). Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this proxy statement or any other filing that we file with the SEC. The Nominating Committee met 1 time during Fiscal 2017.
Compensation Committee
We do not have a compensation committee because our executive officers do not receive any direct compensation from us.
Communications with the Board of Directors

We provide a means for our stockholders to communicate with the Board.  Stockholders may address correspondence to the Board of Directors as a whole or individual members of the Board relating to us via e-mail at board@mackenziecapital.com. Our Secretary will then forward the correspondence to the applicable addressee. Correspondence may also be directed to MacKenzie Realty Capital, Inc., Attention: Corporate Secretary, 1640 School Street, Moraga, CA 94556. At the direction of the Board, all mail received will be opened and screened for security purposes.  The mail will then be logged in.  All mail, other than trivial or obscene items, will be forwarded to the attention of the applicable addressee. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to "Outside Directors," "Independent Directors," or "Non-Management Directors" will be forwarded or delivered to our Independent Directors. Mail addressed to the "Board of Directors" will be forwarded or delivered to the Chairman of the Board. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Corporate Governance

We are a Maryland corporation subject to the provisions of the Maryland General Corporation Law. Our day-to-day operations and requirements as to the place and time, conduct and voting at a meeting of stockholders are governed by our Charter and Bylaws, the provisions of the Maryland General Corporation Law and the provisions of the 1940 Act. A copy of the Charter and Bylaws, corporate governance guidelines and the charters of the Audit and Nominating Committees may be obtained by submitting a request in writing to MacKenzie Realty Capital, Inc., Attention: Corporate Secretary, 1640 School Street, Moraga, CA 94556.

Code of Ethics

We have also adopted a Code of Ethics which applies to, among others, our senior officers, including our Chief Executive Officer and Chief Financial Officer, as well as all of our officers, directors and employees. Our Code of Ethics requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual's personal interests and our interests.  Pursuant to our Code of Ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our CCO.  Our Audit Committee is charged with approving any waivers under our Code of Ethics.
Independent Directors

The Board undertook its annual review of director independence in September 2017.  During this review, the Board considered transactions and relationships between each director or any member of his immediate family and us.  The Board also examined transactions and relationships between directors or their affiliates and members of our senior management or their affiliates.  The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.  As a result of this review, the Board affirmatively determined that all of the directors are independent of us and our management with the exception of Mr. Patterson. Mr. Patterson is considered an interested director because of his relationships with MCMA and our Manager.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director or executive officer of the Company has, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) had any bankruptcy petition filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Information About Our Executive Officers

Name & Age	Position Held with the Company	Term of Office & Length of Time Served	Principal Occupation(s) During Past Five Years
Robert Dixon, 46	Chief Executive Officer and President	Since 2012
Mr. Dixon is managing director and chief investment officer of MCMA and our Manager, where he has been employed since 2005.  He is a director of their general partner and a beneficial owner of all three companies.  Mr. Dixon is C.E. and Berniece Patterson's son-in-law.
Robert Dixon served as an officer and director of Sutter Holding Company, Inc. from March 2002 until 2005.  Mr. Dixon founded Sutter Capital Management, LLC, an investment management firm, in 1998 and sold it in 2005 to MCM Advisers, Inc.  Mr. Dixon has been president of Sutter Capital Management since its founding.  Mr. Dixon received his M.B.A. degree from Cornell University in 1998 and has held the Chartered Financial Analyst® designation since 1996.  From October 1994 to June 1996 he worked for MacKenzie Patterson, Inc. as a securities research analyst.  He worked for Lehman Brothers, Inc. in equity sales and trading during 1993 and 1994.  Mr. Dixon received his B.A. degree in economics from the University of California at Los Angeles in 1992.

Name & Age	Position Held with the Company	Term of Office & Length of Time Served	Principal Occupation(s) During Past Five Years
Paul Koslosky, 55	Chief Financial Officer and Treasurer	Since 2012
Mr. Koslosky is the chief financial officer for MCMA and our Manager, where he has been employed since 1997.  He owns a beneficial interest in each of MCMA, our Manager, and their general partner.  He is responsible for accounting and reporting for our Manager, the funds it manages, and other related business interests.
Mr. Koslosky graduated from California State University, Hayward in 1983 with a B.S. degree in Business Administration.  He spent five years with Zellerbach Paper Company, a billion-dollar paper distributor, as staff accountant and, eventually, financial reporting manager.  Prior to joining the Manager in 1997, he worked for Doric Development, an Alameda, California real estate developer with numerous related business interests.  At Doric he served as accounting manager responsible for the accounting and reporting for commercial development and construction.  He served as controller from 1995 to 1997 responsible for accounting, reporting, cash management, and human resources for Doric and its related companies.

Glen Fuller, 44	Chief Operating Officer	Since 2012
Mr. Fuller is managing director and chief operating officer of MCMA and our Manager, where he has been employed since 2000.  He is a director of their general partner and a beneficial owner of all three companies.  Mr. Fuller is Berniece Patterson's son and C.E. Patterson's stepson.
Prior to becoming senior vice president of the Manager, he was with the Manager for two years as a portfolio manager and research analyst.  Prior to joining the Manager, Mr. Fuller spent two years running the over the counter trading desk for North Coast Securities Corp. (previously Morgan Fuller Capital Group) with responsibility for both the proprietary and retail trading desks.  Mr. Fuller was also the registered options principal and registered municipal bond principal for North Coast Securities Corp., a registered broker-dealer. Mr. Fuller previously held his NASD Series 7, general securities registration.  Mr. Fuller has a B.A. degree in Management.  Mr. Fuller has also spent time working on the floor of the New York Stock Exchange as a trading clerk and on the floor of the Pacific Stock Exchange in San Francisco as an assistant specialist for LIT America.

Chip Patterson, 46	General Counsel and Secretary	Since 2012
Mr. Patterson is a managing director and general counsel of MCMA and our Manager, where he has been employed since 2003.  He is a director of their general partner and a beneficial owner of all three companies.  Mr. Patterson is C.E. Patterson's son and Berniece Patterson's stepson.
Chip Patterson graduated magna cum laude from the University of Michigan Law School with a J.D. degree and with high distinction and Phi Beta Kappa from the University of California at Berkeley with a B.A. degree in Political Science.  Prior to joining the Manager in July 2003, he was a securities and corporate finance attorney with the national law firm of Davis Wright Tremaine LLP.  Prior to law school, Chip Patterson taught physics, chemistry, and math at the high school level for three years.  He also has prior experience in sales, retail, and banking, and is a licensed California Real Estate Broker.

Jeri Bluth, 42	Chief Compliance Officer	Since 2012
Ms. Bluth is the chief compliance officer for MCMA and our Manager, where she has been employed since 1996.  She owns a beneficial interest in each of MCMA and our Manager, and their general partner.  Mrs. Bluth oversees compliance for all the funds advised by MCMA, and she oversees our compliance with our Code of Ethics, Bylaws, Charter, and applicable rules and regulations.
Mrs. Bluth began her career with MacKenzie Patterson Fuller, Inc. in July of 1996 in the Investor Services Department. During Mrs. Bluth's career with the Manager, she graduated from St. Mary's College of California in June 2001, with a B.A. degree in Business Management.

Name & Age	Position Held with the Company	Term of Office & Length of Time Served	Principal Occupation(s) During Past Five Years
Christine Simpson, 52	Chief Portfolio Manager	Since 2012
Mrs. Simpson is senior vice president and chief portfolio manager of MCMA and our Manager, where she has been employed since 1990.  Mrs. Simpson is responsible for handling the day-to-day operations of the Manager's research department.  During Mrs. Simpson's career with the Manager, she graduated: with a B.A. degree in Business Management from St. Mary's College of California in October 2004 (with honors), with a M.S. degree in Financial Analysis and Investment Management in September 2006, and a M.B.A. in June 2008.  As a result of these and other professional experiences, Mrs. Simpson possesses particular knowledge and experience in real estate that strengthen the investment committee's collective qualifications, skills and experience.

Compensation Discussion & Analysis

Our executive officers do not receive any direct compensation from us.  We do not currently have any employees and do not expect to have any employees.  Services necessary for our business are provided by individuals who are employees of MCMA and our Manager, pursuant to the terms of the Investment Advisory Agreement with MCMA (as amended August 6, 2014 and September 27, 2016, the "Advisory Agreement") and the Administration Agreement with our Manager (the "Administration Agreement"), respectively.  Each of our executive officers is an employee of either MCMA or the Manager.  Our day-to-day investment operations are managed by MCMA.  Most of the services necessary for the origination and administration of our investment portfolio are provided by investment professionals employed by MCMA.  In addition, we reimburse our Manager for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our officers and their respective staffs.

Under the Advisory Agreement, MCMA earned $2,078,162 and $ 1,421,225 in fees for the fiscal years ended June 30, 2017, and 2016, respectively. In addition, during Fiscal 2017 and our fiscal year ended June 30, 2016 ("Fiscal 2016"), we reimbursed our Manager $220,000 and $120,000, respectively, in connection with our allocable portion of certain expenses under the Administration Agreement.

Compensation of Directors

The following table provides the compensation paid to our directors in Fiscal 2017 and in Fiscal 2016, and consists only of directors' fees and does not include reimbursed expenses.  We maintain no pension, equity participation or retirement plans for our directors.

Director Name	Fiscal 2017 Fees	Fiscal 2016 Fees
C.E. "Pat" Patterson	$0	$0
Tim Dozois	$30,000	$24,000
Tom Frame	$30,000	$24,000
Total Fees	$60,000	$48,000

Our Independent Directors receive an annual retainer of $28,000 effective October 2016. They also receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting in person and $500 for each telephonic meeting, and also receive $500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting.  In addition, the chairman of the Audit Committee receives an annual fee of $1,000 and each chairman of any other committee receives an annual fee of $1,000 for their additional services, if any, in these capacities.  No compensation is expected to be paid to directors who are "interested persons" as that term is defined in 1940 Act §2(a)(19).

Compensation of Executive Officers

None of our officers receives direct compensation from us.  However, all of the executive officers, through their indirect financial interest in MCMA, will be entitled to a portion of any investment advisory fees paid by us to MCMA under the Advisory Agreement. The Advisory Agreement will be reapproved within two years of its effective date, and thereafter on an annual basis, by our Board, including a majority of our Independent Directors.  The Advisory Agreement was most recently approved by our Board, including a majority of the Independent Directors on September 11, 2017 at which meeting the Board also approved the amendment and restatement of the Advisory Agreement, which is subject to stockholder approval and is detailed in Proposal 3 in this proxy statement.

Compensation Committee Interlocks and Insider Participation

We do not have a separate compensation committee utilized to determine the appropriate compensation payable to our executive officers and directors.  The Audit Committee, however, is responsible for, among other things, annually reviewing and approving the compensation policies for our directors.

Certain Relationships & Related Transactions

Advisory & Administration Agreements

We entered into the Advisory Agreement with MCMA, which is owned by MPF Founders LP, MPF Principals LP, and MPF Successors LP.  Our executive officers are employees of MCMA, and our Interested Director has extensive relationships with MCMA.  MCMA's address is 1640 School Street, Moraga, CA 94556.  MCMA's affiliates manage 50 private equity funds, and it and its affiliates may also manage other funds in the future that may have investment mandates that are similar, in whole and in part, with ours.

MCMA and its affiliates may determine that an investment is appropriate for us and for one or more of those other funds.  In such event, depending on the availability of such investment and other appropriate factors, MCMA or its affiliates may determine that we should invest side-by-side with one or more other funds.  Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with MCMA's allocation procedures, available upon request.

MacKenzie Capital Management, a California limited partnership, serves as our manager and administrator. The principal executive offices of our Manager are located at 1640 School Street, Moraga, California 94556. Our Interested Director has extensive relationships with MCMA.  Pursuant to an Administration Agreement, our Manager furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Under the Administration Agreement, our Manager also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records which we are required to maintain and preparing reports to our stockholders. In addition, our Manager assists us in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments under the Administration Agreement are equal to an amount based upon our allocable portion of our Manager's overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and our allocable portion of the compensation of our chief financial officer and our allocable portion of the compensation of any administrative support staff. All such allocations will be approved by the Independent Directors.  Under the Administration Agreement, our Manager also provides on our behalf managerial assistance to those portfolio companies that request such assistance.
Our Manager also provides administrative services to MCMA.  As a result, MCMA also reimburses our Manager for its allocable portion of our Manager's overhead, including rent, the fees and expenses associated with performing compliance functions for MCMA, and its allocable portion of the compensation of any administrative support staff. To the extent MCMA or any of its affiliates manage other investment vehicles in the future, no portion of any administrative services provided by our Manager to such other investment vehicles will be charged to us.
License Agreement

We have entered into the Administrative Agreement with our Manager under which it has granted to us a non-exclusive, royalty-free license to use the name "MacKenzie." Under this agreement, we have a right to use the MacKenzie name for so long as we engage MCMA to serve as our investment adviser. Other than with respect to this limited license, we will have no legal right to the "MacKenzie" name.
Transactions with Related Persons

We may not purchase property or securities from the Manager, MCMA, a director, or any affiliate, except as permitted by the 1940 Act and our Charter.  In no event will the cost of an asset exceed its current appraised value.  The Manager, MCMA, a director or any affiliate may not acquire assets from us, except as permitted by the 1940 Act and our Charter.  No loans may be made by us to the Manager, Advisers, a director or any affiliate, except as permitted by the 1940 Act and our Charter, or to a wholly-owned subsidiary.  Similarly, we may not borrow money from the Manger, MCMA, a director, or any affiliate, except as permitted by the 1940 Act and our Charter.  Furthermore, we may not invest in joint ventures with the Manager, MCMA, a director, or any affiliate, except as permitted by the 1940 Act and our Charter.  There will be no other transactions between us and the Manager, MCMA, a director, or any affiliate, except as permitted by the 1940 Act and our Charter.  Further, affiliates meeting the definition of "Sponsor" under our Charter may only be reimbursed for expenses as provided in the 1940 Act and our Charter.
The 1940 Act extensively regulates conflicts of interests between BDCs, their directors, investment advisers and their affiliates.  For example, the 1940 Act and rules thereunder generally prohibit a BDC's employees, officers, directors, investment adviser and their affiliates from (i) selling securities or property to the BDC, (ii) buying securities or property from the BDC, (iii) borrowing money or property from the BDC, or (iv) entering into joint transactions with the BDC or a company controlled by it.  The 1940 Act further prohibits a wider group of persons affiliated with a BDC from entering into such transactions with a BDC unless approved by the BDC's stockholders.  To enable us to improve our offering position for certain tender offers, we will seek an exemptive order from the SEC permitting us to participate in joint tender offers with certain private funds managed by our Adviser.  Any such joint tender offers would provide that all offerors' terms must be the same, and that other customary conditions addressing conflicts of interest be met.
In order to ensure that we do not engage in any transactions with any persons affiliated with us that are prohibited by the 1940 Act, we have implemented certain written policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between the proposed portfolio investment, us, companies controlled by us and our executive officers and directors. We will not enter into any agreements unless and until we are satisfied that doing so will not violate our Charter or raise concerns under the 1940 Act or, if such concerns exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction. Our Board reviews these procedures on an annual basis.
We have also adopted a Code of Ethics which applies to, among others, our senior officers, including our Chief Executive Officer and Chief Financial Officer, as well as all of our officers, directors and employees. Our Code of Ethics requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual's personal interests and our interests. Pursuant to our Code of Ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our Chief Compliance Officer. Our Audit Committee is charged with approving any waivers under our Code of Ethics.
Section 16(a) Beneficial Ownership Reporting Compliance

Under the federal securities laws, our directors, executive (and certain other) officers and any persons holding more than 10% of our common stock are required to report their ownership of our common stock and any changes in that ownership to us and the SEC. Specific due dates for these reports have been established by regulation, and we are required to report any failure to file by these dates in Fiscal 2017. To our knowledge, based solely on a review of the copies of beneficial ownership reports furnished to us and written representations that no other reports were required, during Fiscal 2017, all of our directors, officers and more than 10% beneficial owners complied with all applicable 1934 Act §16(a) filing requirements, except for the following: (i) Messrs. Dozois and Frame were late in reporting singular purchases of the Company's common stock; (ii) Mr. Pat Patterson was late in reporting two indirect acquisitions of common stock by two limited partnerships in which Mr. Patterson and his spouse have ownership interests; (iii) Messrs. Chip Patterson, Dixon and Fuller filed late amendments to Form 4s to include the indirect acquisitions of common stock by a limited partnership that were attributable to the filers due to the ownership in the limited partnership by the filer's minor children; and (iv) Messrs. Chip Patterson, Koslosky, Dixon, Fuller and Mses. Bluth and Simpson were late in reporting the indirect acquisition in common stock by a limited partnership in which the filers have ownership interests.

Information about the Audit Committee and the Independent Registered Public Accounting Firm

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act or the 1940 Act, except to the extent that we specifically incorporate this report by reference therein.

The Audit Committee is responsible for the selection and engagement of the Company's independent auditors, the review and pre-approval of both the audit and non-audit work of the Company's independent public accountants, the review of the Company's compliance with regulations of the SEC and the Internal Revenue Service and other related matters. The Company adopted an Audit Committee Charter on May 21, 2014, which was approved by the whole Board on October 23, 2014. The full text of the Audit Committee's current charter is available on the Company's website (www.mackenzierealty.com). Information contained on or connected to the Company's website is not incorporated by reference into this proxy statement and should not be considered a part of this proxy statement or any other filing that the Company files with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing.  Members of the Audit Committee rely without independent verification on the information provided to them and on representations made by management and the independent registered public accounting firm.  Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are prepared in accordance with generally accepted accounting principles.

The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its duties.  The Audit Committee's meetings include, whenever appropriate, executive sessions with our independent auditor without the presence of management.

As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and the Company's independent auditor all annual and quarterly financial statements prior to their issuance. During Fiscal 2017, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee.  These reviews included discussions with Moss Adams LLP, the Company's independent registered public accounting firm for Fiscal 2017, of matters required to be disclosed pursuant to the Public Company Accounting Oversight Board's AU Section 380 (Communication with Audit Committees), including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  The Audit Committee also discussed with Moss Adams LLP matters relating to its independence, including a review of audit and non-audit fees and reviewed the written disclosure and the letter from Moss Adams LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence.  The Audit Committee also discussed with the Company's management and Moss Adams LLP such other matters and received such assurance from them, as the Audit Committee deemed appropriate.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company's audited financial statements for Fiscal 2017, in the Company's Annual Report on Form 10-K for Fiscal 2017, which was filed with the SEC on September 21, 2017.

Respectfully submitted by the Audit Committee of the Board,

 Tim Dozois, Chairman
Tom Frame

Relationship with Independent Registered Public Accounting Firm

The Audit Committee has selected Moss Adams LLP as our independent registered public accounting firm, as of and for the fiscal year ending June 30, 2018. The Audit Committee (composed entirely of Independent Directors) elected to retain Moss Adams LLP as our auditor given Moss Adams LLP's experience and presence in the accounting profession and in our industry.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

The following table represents aggregate fees billed to us for Fiscal 2017 and Fiscal 2016 by Moss Adams LLP.

Fee Category	Fiscal Year 2017 Fees	Fiscal Year 2016 Fees
Audit Fees	$123,500	$75,000
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$46,000	$20,000
Total Fees	$169,500	$95,000

Audit Fees were for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Moss Adams LLP in connection with statutory and regulatory filings or engagements and include quarterly reviews and security counts.

Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." These services include accounting consultations in connection with acquisitions, consultations concerning financial accounting and reporting standards.

Tax Fees were for professional services for federal, state and international tax compliance, tax advice and tax planning and include preparation of federal and state income tax returns, and other tax research, consultation, correspondence and advice.

All Other Fees are for services other than the services reported above. We paid these fees for their review of the Registration Statement, but such amounts were reimbursed by the Adviser.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Moss Adams LLP.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT
 REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Moss Adams LLP as the independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending June 30, 2018, and our internal controls over financial reporting as of June 30, 2018, and the Audit Committee is submitting the selection of Moss Adams LLP to the stockholders for ratification. Moss Adams LLP has served as our independent registered public accounting firm since 2012 and also has provided certain tax and other audit-related services during that time.

Representatives of Moss Adams LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

In the proposal for the ratification of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018, you may vote "FOR" or "AGAINST" the proposal, or you may "ABSTAIN" from voting on the proposal.

If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Moss Adams LLP. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

The Board of Directors, based on the approval and the recommendation of the Audit Committee, recommends that each stockholder vote "FOR" the ratification of the selection of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018.

PROPOSAL 3 – APPROVAL OF AMENDMENT AND RESTATEMENT
OF ADVISORY AGREEMENT

Our Advisory Agreement was initially approved by stockholders on February 28, 2013, subsequently amended on August 6, 2014 and September 27, 2016, and renewed on October 23, 2014, October 23, 2015, and September 27, 2016, and September 11, 2017 by the Board, including all the independent directors. The September 27, 2016 amendment corrected certain inappropriate references to "calendar year" and provided for the payment of certain offering expenses for the follow-on offering of securities.  On September 11, 2017, the Board, including all the independent directors, approved the amendment and restatement of the Advisory Agreement, subject to approval by stockholders that is described in this Proposal 3.

The Advisory Agreement, as currently in effect, provides for the payment of fees to our Adviser as follows: (1) a portfolio structuring fee equal to 3% of amounts raised in any offering of common stock; (2) a base management fee, calculated as a percentage of "Managed Funds" (as defined in the Investment Advisory Agreement) of 3% on the first $20 million of Managed Funds, 2% on the next $80 million of Managed Funds and 1.5% of Managed Funds in excess of $100 million; and (3) a subordinated incentive fee in two parts – an income fee and a capital gains fee (discussed in detail below). There was no income fee during the fiscal year ended June 30, 2017, a capital gains fee of $232,198 was paid to the Adviser for that fiscal year, and the aggregate amount of the base management and portfolio structuring fees paid to the Adviser by the Company during the fiscal year ended June 30, 2017 was $1,845,964, or 3.1% of net assets as of June 30, 2017.  The proposed amendment and restatement of the Advisory Agreement will be effective as of the first day of the fiscal quarter in which stockholder approval is obtained.

Provisions That Are Not Changing

The proposed amendment and restatement of the Advisory Agreement (the "Amended and Restated Advisory Agreement") does not change the amount, or the method of calculation, of the portfolio structuring fee or the base management fee.  As to the portfolio structuring fee, it is important for you to understand that the portfolio structuring fee is payable as we raise capital in our continuing offering of common stock and compensates our Adviser for its services of composing our portfolio by identifying, evaluating and structuring each portfolio acquisition necessitated by the continuing offering. The portfolio structuring fee, which is 3.0% of amounts raised in our continuing offering, is payable by the Company out of the proceeds received at each closing of our continuing offering, and will no longer be payable when we stop selling our common stock.  The portfolio structuring fee, just like brokerage commissions and other offering expenses, is paid by the Company from gross offering proceeds.  As a result, the investable proceeds from sales of our common shares are less than the gross proceeds and the sale of our common shares is dilutive to existing stockholders.  The Board took into account the dilutive nature of the portfolio structuring fee when recommending stockholder approval of the Amended and Restated Advisory Agreement.

As to the base management fee, to ensure that the labels we use in the Amended and Restated Advisory Agreement do not create any confusion, we have changed the label of "Managed Funds" to "Gross Invested Capital."

Provisions That Are Changing

The proposed Amended and Restated Advisory Agreement will change the manner of calculation of both the capital gains incentive fee and the income incentive fee.  Set forth below is an explanation of the important changes proposed to be made in the Amended and Restated Advisory Agreement, tables intended to clarify our fee structure, and a series of examples intended to illustrate how, under different circumstances, the two incentive fees are calculated.

The full text of the proposed Amended and Restated Advisory Agreement is attached to this proxy statement as Appendix A.

•
Seven Percent Distribution Requirements.  The Advisory Agreement is proposed to be revised so that neither the income incentive fee nor the capital gains incentive fee is payable unless the Company has paid dividends to its stockholders at a rate at least equal to 7% per annum for the relevant measurement period (a fiscal quarter, in the case of the income incentive fee, and fiscal year, in the case of the capital gains incentive fee). This change will make it less likely that the Adviser will receive both the income incentive fee and the capital gains incentive fee. The Board recommends this change because it is intended to ensure that our stockholders are actually receiving in cash at least a portion of the benefits the positive investment performance by the Company before the Adviser is rewarded for that performance.  For your information, the Company has not included any return of capital in any of the distributions it has made to its stockholders since inception.  The Amended and Restated Advisory Agreement is not expected to have any impact on that result, and the Board does not have any current intention to include any return of capital in any distributions made to its stockholders.

•
Exclusion of Portfolio Structuring Fee from Income Incentive Fee Calculation.  The income incentive fee due for any fiscal quarter is based on "Preliminary Net Investment Income," a term that is defined in the Advisory Agreement to include a number of additions and subtractions from the manner in which net income is calculated in our financial statements.  The Board is recommending that the Advisory Agreement be revised to provide that the portfolio structuring fee not be deducted from income for the purpose of determining Preliminary Net Investment Income. This proposed change will have the impact of causing our Preliminary Net Investment Income to be higher for each fiscal quarter for which a portfolio structuring fee is payable (higher, that is, than if the portfolio structuring fee were deducted), and will, as a result, increase the likelihood that the Adviser will receive incentive fees. Specifically, for purposes of calculating Preliminary Net Investment Income, this proposed change will result in the portfolio structuring fee being treated like the incentive fees (which are not deducted from income for the purpose of calculating Preliminary Net Investment Income), and different than the base management fee (which is deducted for purposes of determining Preliminary Net Investment Income).  The Board is making this change because the portfolio structuring fee is now reflected on the Company's financial statements as an operating expense.  That is a result of a recent accounting change, and an ancillary impact of that accounting change was to cause the portfolio structuring fee to be deducted from Preliminary Net Investment Income.  The proposed change to the Amended and Restated Advisory Agreement would reverse that ancillary impact.  The change would result in a calculation of Preliminary Net Investment Income that does not deduct all expenses because the portfolio structuring fee (and the incentive fees) would not be deducted. The Board has carefully considered this proposal and its impact and believes it fair to the stockholders of the Company when consideration is given to the impact of all of the other changes proposed to be made in the Amended and Restated Advisory Agreement.  The result of the accounting change noted above would have been an unanticipated reduction in the calculation of Preliminary Net Investment Income.  The Board believes the Adviser's compensation should not be impacted by this unanticipated accounting change. The Board recognizes that this proposed change would result in higher computation of Preliminary Net Investment Income during any period in which a portfolio structuring fee is paid, but believes the other proposed changes to the Advisory Agreement which insure a 7% minimum return to stockholders before any incentive fee is earned by the Adviser, and measure investment income cumulatively, result in an Amended and Restated Advisory Agreement that is, on balance, fair to the stockholders.

•
Cumulative Calculation of Incentive Fees.  The Advisory Agreement currently provides that: (i) the income incentive fee is payable in any given quarter if Preliminary Net Investment Income in that quarter exceeds 1.75%; and (ii) the capital gains incentive fee is payable in any fiscal year if the cumulative capital gains as of the end of  that fiscal year exceeds 7%.  The proposed amendment changes the method of calculation of both fees to a cumulative basis. Except as noted under "Impact of Capital Gains Fee Calculation on Income Fee" below, the income incentive fee will be payable in a given fiscal quarter only if Preliminary Net Investment Income since the effective date of the Amended and Restated Advisory Agreement through the end of that quarter exceeds a 7% annual rate.  The capital gains incentive fee will be payable at the end of a fiscal year and will only be payable if capital gains (calculated as required by statute, which means realized capital gains are netted against both realized and unrealized capital losses and unrealized capital gains are disregarded) since the effective date of the Amended and Restated Advisory Agreement are at least equal to 7% (adjusted as described under "Impact of Preliminary Net Investment Income on Calculation of Capital Gains Fee" below).  The Board believes this change could make it less likely that the Adviser will receive an incentive fee in any given measurement period.  This proposed change is intended to avoid rewarding our Adviser for inconsistent or short term performance that does not generate benefits for our stockholders over the long term. The Board believes this will better align the interests of Company stockholders with the interests of the Adviser.

In order to properly reflect the cumulative performance under the Amended and Restated Advisory Agreement, the Board believes that the reference period for each incentive fee calculation should begin with the effective date of that new agreement. The Adviser will not retroactively be paid any incentive fee for any period prior to the effective date of the proposed Amended and Restated Advisory Agreement, and any incentive fee paid after the effective date of that new agreement will be deducted in calculating the similar incentive fee that may be payable in the future.  As reflected in the pro-forma column included below in this section of the Proxy Statement, the cumulative calculation of the incentive fees is not expected to make payment of either incentive fee more likely.

•
Impact of Preliminary Net Investment Income on Calculation of Capital Gains Fee.  A capital gains incentive fee is now only payable if the cumulative capital gains as of the end of a fiscal year exceed a threshold.  The proposed Amended and Restated Advisory Agreement will explicitly reduce the capital gains fee threshold for a fiscal year by the Preliminary Net Investment Income for that year.  This change will make it more likely that the capital gains incentive fee will be paid.  However, the Board considered this change in light of the other changes proposed and came to the following conclusions: (i) before any capital gains incentive fee will become payable, the Company stockholders will have to have received dividends at a 7% rate per annum, and (ii) the Company stockholders should be indifferent as to whether the 7% earnings threshold is achieved by investment income, capital gains, or a combination of the two.  The Board believes the Company stockholders should be indifferent because investment income and capital gains both generate a tangible increase in the Company's net asset value and, although the Board anticipates the Company will have greater capital gains than investment income in the future, the two have comparable benefits and attributes.

•
Impact of Capital Gains Fee Calculation on Income Fee.  As just noted, the capital gains fee threshold is reduced by Preliminary Net Investment Income during a fiscal year.  As a result, it is possible that the Capital Gains Fee calculation for a fiscal year could result in a potential calculation of the Capital Gains Fee greater than 20% of capital gains for that year.  The Amended and Restated Advisory Agreement, and relevant law, contain provisions, however, that do not permit that result.  However, to the extent the initial calculation of a potential Capital Gains Fee exceeds 20% of capital gains for a fiscal year, the excess potential Capital Gains Fee will not be paid as part of the Capital Gains Fee, but rather will lower the threshold for payment of the Income Fee (as the stockholder benefit underlying the fee resulted from Preliminary Net Investment Income).  Please note that, as a result, an Income Fee may be paid at the end of a fiscal year in which Preliminary Net Investment Income alone for that year does not exceed the 7% annual threshold referenced above.  In other words, the Adviser may be paid an Income Fee when investment income alone does not exceed the 7% threshold.  However, this will only occur if the Capital Gains income is high enough that, when considered together with the investment income, the 7% threshold is exceeded. The result will be that the Adviser will only receive a fee (whether Income or Capital Gains) if stockholders have received dividends of at least 7% from investment income and/or capital gains. Please see Scenario 3 below for an example of this situation.  As noted above, the Capital Gains Fee will not exceed 20% of capital gains for that fiscal year.

•
Definitional and Clarification Changes.  The proposed Amended and Restated Advisory Agreement includes new defined terms and revises some of the existing defined terms and date references.  These changes are intended to make the Advisory Agreement easier to read and understand.  For example, the calculation of each of the incentive fees includes two hurdles and is done on a cumulative basis.  While articulation of these concepts is fairly complex, the Board believes the incremental complexity provides meaningful protection to the interests of Company stockholders.  The addition of the new defined terms was intended to simplify the drafting challenge presented by the complex structure.  Also, as noted above, "Managed Funds" has been relabeled as "Gross Invested Capital."  In addition, the changes made in the fee calculation provisions, as described above, required a number of corresponding non-substantive changes in the agreement to facilitate easier review and understanding.  The Board does not believe that the changes described in this paragraph will make more or less likely the payment of any fee.

Company Expense Structure

Set forth below is our explanation of all of the expenses expected to be incurred by the Company, including those resulting from the Amended and Restated Advisory Agreement.  In addition, the following graphical representation is intended to assist our stockholders in understanding how our incentive fees are paid.
Quarterly Subordinated Incentive Fee on Income

Annual Subordinated Incentive Fee on Capital Gains
________________________
1.
The thresholds shown for the income fee are annualized.  For any particular quarter, the threshold is determined by dividing the number of days in the quarter by 365.  Those numbers will be very near to 1.75% and 2.1875% per quarter. This threshold may be reduced for the calculation done for the last quarter of each fiscal year as described above in "Impact of Capital Gains Fee Calculation on Income Fee."

2.	This threshold may be reduced as described above in "Impact of Preliminary Net Investment Income Fee on Calculation of Capital Gains Fee."

Comparison of Fee Structure Using Historical Performance

The following table shows the income fee and capital gains incentive fee payments actually made to our Advisor since inception and the pro forma amounts that would have been paid had the Amended and Restated Advisory Agreement been in place since inception.  However, since the Agreement will not be retroactive, the actual fees will not change and no additional amounts will be paid or be payable for periods prior to the fiscal quarter in which stockholder approval is obtained.

	Actual		ProForma
	Income	Capital Gains	Income	Capital Gains
2/28/13 - 6/30/13	0	0	0	0
7/1/13 – 6/30/14	0	0	0	0
7/1/14 – 6/30/15	$24,958	0	0	0
7/1/15 – 6/30/16	0	0	$60,833*	$729,970*
7/1/16 – 6/30/17	0	$232,198*	0	$730,462*

*After over four years of operation, in fiscal year 2017, the Company's realized net capital gains, on a cumulative basis, reached the 7% threshold below which no Capital Gains Fee is paid.  Between the 7% and 8.175% thresholds, there is a "catch up" period in which 100% of realized net capital gains are paid as the Capital Gains Fee.  On a pro forma basis (assuming the Amended and Restated Advisory Agreement had been in place since the Company's inception), that threshold would have been reached a year earlier, and the pro forma Capital Gains Fee shown for the years ended June 30, 2016 and 2017 reflect the "catch up" amount that would have been paid at the end of those periods, and by June 30, 2017, that "catch-up" would have been nearly complete.

Comparison of Annual Fund Expenses
The following table is intended to assist you in understanding the annual fund expenses, including the fees that will be payable to our Adviser under the proposed new fee structure. The estimated amounts in the "Current" column reflect the fees for the fiscal year ended June 30, 2017, based on the current Advisory Agreement and those under the "Pro Forma" column estimate what the fees would have been during the fiscal year ending June 30, 2017, if the Amended and Restated Advisory Agreement was effective since inception. We caution you that some of the percentages indicated in the table below are estimates and may vary.
Annual fund expenses (as a percentage of net assets attributable to common stock) for fiscal year ending June 30, 2017(*):	Current	Pro Forma
Portfolio Structuring Fee for sales during fiscal year ended June 30, 2017 (1)	0.96%	0.96%
Base management fee (2)	2.11%	2.11%
Incentive fees payable under our Investment Advisory Agreement (3)	0.39%	1.22%
Interest payments on borrowed funds (4)	0.00%	0.00%
Organizational and Offering Expenses (5)	0.95%	0.95%
Other expenses (6)	1.07%	1.07%
Total Fiscal 2017 annual fund expenses	5.49%	6.32%

____________________________
(*)
The annual fund expenses in this table are based on the number of shares outstanding as of the fiscal year ended June 30, 2017.  This table does not reflect any stockholder transaction expenses as a result of the current public offering of common stock.

(1)
The Portfolio Structuring Fee paid for any sales of common stock prior to June 30, 2016, is reflected in net assets as of June 30, 2016. The Portfolio Structuring Fee is 3.0% of the gross proceeds raised in the public offering, and that amount for the fiscal year ended June 30, 2017, was equal to 0.96% of our net assets for the fiscal year ending June 30, 2017. The Portfolio Structuring Fee is payable monthly and only as shares are sold in the offering.  No Portfolio Structuring Fee will be payable after the completion of the offering, which is expected to occur in December 2019.

(2)
This calculation reflects our base management fee as a percentage of our net assets. Our maximum base management fee of 3.0% under the Investment Advisory Agreement, however, is based on our "Gross Invested Capital," which is defined as the number of Shares issued, multiplied by the offering price of the Shares sold ($10.00, regardless of whether or not Shares were issued with volume or commission discounts), plus any borrowed funds. As a result, any use of leverage would have the effect of increasing our base management fee as a percentage of our net assets. Gross Invested Capital is not necessarily equal to the Company's net assets.

  The Investment Advisory Agreement provides that the base management fee of 3.0% only applies to our first $20 million of Gross Invested Capital, decreasing to 2.0% of the next $80 million of our Gross Invested Capital, and further         decreasing to 1.5% of our Gross Invested Capital. Thus, the amount in the table is comprised of 3.0% of $20,000,000 plus 2.0% of the $ $39,989,525 in Gross Invested Capital over $20,000,000, based upon when such Invested Capital was        received.
(3)
Reflects the incentive fee paid for the fiscal year ended June 30, 2017, and the estimated fee that would have been paid for the fiscal year ended June 30, 2017, had the Amended and Restated Advisory Agreement been in effect since inception.

(4)
We do not currently intend to borrow funds for investment purposes. If we do borrow funds in the future, it would likely be limited to the extent we determine that additional capital would allow us to take advantage of additional investment opportunities, and to the extent we are able to borrow on margin against marginable securities, which is likely to be limited to 10.0‑15.0% of our gross assets. We do not currently anticipate issuing any preferred stock. The costs associated with any borrowing will be indirectly borne by our stockholders.

(5)
"Organizational and Offering Expenses" of $569,509.69 as reflected in the table are the costs we have incurred for the public offering in fiscal year ending June 30, 2017 (all expenses paid for the fiscal year ended June 30, 2017 are reflected in the net assets). The maximum amount to be borne by the Company for the offering will be $1,650,000, and any additional amounts will be paid by our Adviser.

(6)
"Other expenses" include our overhead expenses for the current fiscal year, including legal and accounting expenses. All of our expenses must be billed to and paid by us, unless others may be reimbursed for our expenses as permitted by our Charter. In no event may our acquisition expenses exceed 6.0% of the size of any mortgage loan we purchase.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed the sale of 3,000,000 Shares in each of next 2 years of the Offering, and that our annual operating expenses would change accordingly as Shares are sold. Additionally, the example assumes we do not pay any incentive fees to our Adviser, because a 5.0% annual return would not exceed the hurdles that must be surpassed before those fees are payable to our Adviser under the Investment Advisory Agreement.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $5,000 investment, assuming a 5.0% annual return	$828	$1,145	$1,463	$2,256

The example above and the expenses in the tables above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown. While the example above assumes, as required by the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. In addition, the example assumes inclusion of the sales load of 10.0% and the Portfolio Structuring Fee as it relates to the hypothetical $5,000 investment.  Since the Portfolio Structuring Fee is payable only in connection with the sale of Shares in the offering, it is only reflected in the first year of the example.  The example assumes no subsequent sale of Shares and therefore, no subsequent Portfolio Structuring Fee expenses that would be indirectly realized by the hypothetical investor. Also, while the example assumes reinvestment of all dividends at NAV, participants opting into our DRIP will receive a number of Shares, determined by dividing the total dollar amount of the dividend payable to a participant by 90.0% of the offering price, which may be at, above or below NAV—since inception, this $9.00 purchase price in the DRIP has been below NAV.

Examples of Calculation of Capital Gains Fee (during operations) under Amended and Restated Advisory Agreement

Note: The fair market value ("FMV") of investments used in the following examples is as determined according to our valuation procedures. In the example below, we assume no other losses or gains on our investments.  We assume that Contributed Capital is $50,000,000, so the 7% threshold, the Capital Gains Fee First Threshold, is $3,500,000 per year and the 8.75% threshold, the Capital Gains Fee Second Threshold at which point a lower fee is paid, is $4,375,000 per year.  Thus, the difference between the Capital Gains Fee Second Threshold, and the First Capital Gains Fee Threshold is $875,000 per year.  We assume that we have paid dividends in excess of 7% (so that we have paid enough dividends to permit payment of an incentive fee). Except as noted, we assume a transaction or calculation date of June 30 in each year.  Capitalized terms are as defined in the Amended and Restated Advisory Agreement.

The definition of "Preliminary Net Investment Income" set forth in the Amended and Restated Advisory Agreement, and used in the scenarios below, is:

"Preliminary Net Investment Income"  means interest income, dividend income, and any other income (including accrued income that the Company has not yet received in cash, any fees such as commitment, origination, syndication, structuring, diligence, monitoring, and consulting fees or other fees that the Company receives from portfolio companies) received or accrued during the fiscal quarter, reduced to the extent that any special distribution is applied against the carrying cost of a portfolio company as provided in the agreement, minus the Company's accrued or paid operating expenses for such quarter (including the base management fee, expenses payable pursuant to the agreement, any interest expense, any tax expense, and dividends paid on issued and outstanding preferred stock, if any, but not including the income fee or the capital gains fee or portfolio structuring fee payable hereunder).  For the avoidance of doubt, capital gains and Special Distributions are not included in Preliminary Net Investment Income.

The income incentive fee is paid only if the Preliminary Net Investment Income as of the end of any of the first three fiscal quarters during a fiscal year exceeds the cumulative 7% hurdle since the effective date of the Amended and Restated Advisory Agreement.  Please note, as described above under "Impact of Capital Gains Fee Calculation on Income Fee," an Income Fee may be paid for the final quarter of a fiscal year even if Preliminary Net Investment Income, by itself, does not exceed the cumulative 7% hurdle.  This point is illustrated in Scenario 3 below.  Because the Company's investments are not made to maximize Preliminary Net Investment Income, it is not expected that the income incentive fee will ever be large or be paid often.  Nonetheless, scenario 4 below shows the impact of payment of the income incentive fee.

Note that the following portrayal of gains is necessary to demonstrate the incentive fees, but there is no guarantee that we will recognize positive returns.  All activity described below occurs after the effective date of the Amended and Restated Advisory Agreement.

Scenario 1
Assumptions
Day 1: On day 1 of year 1, $2 million investment made in Company A ("Investment A"), $3 million investment made in Company B ("Investment B"), and $2.5 million investment made in Company C ("Investment C").
Year 1: Investment A sold for $5 million after 1 year, resulting in $3 million capital gain.  Investment B sold for $5 million after 1 year, resulting in a $2 million capital gain.  FMV of Investment C determined to be $2.5 million.  For Year 1, there was cumulative Preliminary Net Investment Income of ($500,000) (a loss).
Year 2: Investment C sold for $4.5 million. Assume Preliminary Net Investment Income for Year 2 was zero, so that the cumulative Preliminary Net Investment Income as of the end of Year 2 is a $500,000 loss.
The Capital Gains Fee would be:
Year 1: Capital gains incentive fee of $900,000 for the following reasons:  Total realized capital gains were $5 million.  The Capital Gains Fee First Threshold is $4,000,000 ($3,500,000 + $500,000 cumulative loss from Income Fee calculation).  The difference between the First Capital Gains Fee Threshold and Second Capital Gains Fee Threshold, at this point in time, $875,000, is payable to the Adviser.  The Adviser receives 20% of all capital gains beyond the Capital Gains Fee Second Threshold.  Thus, the fee is $875,000 plus 20% of the $125,000 over the Second Threshold, or another $25,000, for a total of $900,000.
Year 2: None.  Although there is another $2 million in capital gains, for a cumulative total of $7 million, the Capital Gains Fee First Threshold is now $7,500,000, so the threshold is not met and no fee is due.

Scenario 2
Assumptions
Day 1: On day 1 of year 1, $2 million investment made in Company A ("Investment A"), $3 million investment made in Company B ("Investment B"), and $2.5 million investment made in Company C ("Investment C").
Year 1: Investment A sold for $5 million after 1 year.  FMV of Investment B determined to be $2.5 million. FMV of Investment C determined to be $2.5 million.  For Year 1, there was cumulative Preliminary Net Investment Income of ($500,000) (a loss).
Year 2: Investment B sold for $5.5 million.  Investment C sold for $5.5 million. Assume cumulative Preliminary Net Investment Income was zero, so that the cumulative Preliminary Net Investment Income is a $500,000 loss.
The Capital Gains Fee would be:
Year 1: None, for the following reasons:  Total realized capital gains equal $3,000,000.  Unrealized capital losses equal $500,000, the amount by which the FMV of Investment B declined.  Thus, net capital gains equal $2,500,000.  The Capital Gains Fee First Threshold is $4,000,000 ($3,500,000 + $500,000 cumulative loss from Income Fee calculation).  Net capital gains do not exceed threshold, so no fee is due.
Year 2: Capital gains incentive fee of $1,000,000, for the following reasons:  Total cumulative realized capital gains were $8,500,000 million (in Years 1 and 2).  The Capital Gains Fee First Threshold is $7,500,000. Thus, the $1,000,000 in gains over the Capital Gains Fee First Threshold (and which is below the Capital Gains Fee Second Threshold) is paid to the Adviser.

Scenario 3
Assumptions
Day 1: On day 1 of year 1, $2 million investment made in Company A ("Investment A"), $3 million investment made in Company B ("Investment B"), and $2.5 million investment made in Company C ("Investment C").
Year 1: FMV of Investment A determined to be $5 million.  FMV of Investment B determined to be $3.5 million.  FMV of Investment C determined to be $5 million. For Year 1, there was cumulative Preliminary Net Investment Income of $500,000 (but no Income Fee paid).
Year 2: Investment A sold for $6 million.  Investment B sold for $6 million.  Investment C sold for $6 million. Year 2 Net Investment Income of $100,000 (but no Income Fee paid in the first three fiscal quarters).
The Capital Gains and Income Fees would be:
Year 1: None, for the following reasons: No realized capital gains.  Unrealized capital gains ignored.
Year 2: Capital gains fee of $2,100,000, and an Income fee of $120,000, for a total of $2,220,000 for the following reasons:  Total cumulative realized capital gains were $10,500,000.  The Capital Gains Fee First Threshold is $6,400,000 ($7,000,000 reduced by cumulative Preliminary Net Investment Income of $600,000).  The Capital Gains Fee Second Threshold is $8,150,000 ($8,750,000 reduced by Preliminary Net Investment Income of $600,000).  Thus, the total capital gains exceeds both thresholds, so the Adviser is paid the $1,750,000 difference between the thresholds plus 20% of the amount over that, or 20% of $2,350,000, or $470,000, for a total fee of $2,220,000.  Of the $470,000, $350,000 is a Capital Gains Fee.  Please note that, of that total incentive fee amount, $120,000 is an Income Fee.  That is because $600,000 of Preliminary Net Investment Income contributed to the attainment of each of the two thresholds.  As noted above in "Impact of Capital Gains Fee Calculation on Income Fee," when a potential Capital Gains Fee exceeds 20% of capital gains for a fiscal year, that excess amount is paid as Income Fee.  That is appropriate because there was $600,000 of Preliminary Net Investment Income and the first and second thresholds were both met by the combination of capital gains and investment income.  As a result, each fee is properly attributed to its source, and neither fee exceeds 20% of the respective type of income (and total of fees paid is exactly 20% of the total capital gains and investment income over the 2 years).

Scenario 4
Assumptions
Day 1: On day 1 of year 1, $2 million investment made in Company A ("Investment A"), $3 million investment made in Company B ("Investment B"), and $2.5 million investment made in Company C ("Investment C").
Year 1: FMV of Investment A determined to be $5 million.  FMV of Investment B determined to be $3.5 million.  FMV of Investment C determined to be $5 million. For Year 1, there was a cumulative Preliminary Net Investment Income of $5,000,000, on which an Income Fee was paid equal to $1,000,000.
Year 2: Investment A sold for $6 million.  Investment B sold for $6 million.  Investment C sold for $6 million. Assume cumulative Preliminary Net Investment Income was zero.
The Capital Gains Fee would be:
Year 1: None, for the following reasons: No realized capital gains.  Unrealized capital gains ignored. Note, however, that an Income Fee of $1,000,000 is paid.
Year 2: Capital gains fee of $2,100,000, for the following reasons:  Total cumulative realized capital gains were $10,500,000.  The Capital Gains Fee First Threshold is $2,000,000 ($7,000,000 reduced by Preliminary Net Investment Income of $5,000,000).  The Capital Gains Fee Second Threshold is $3,750,000.  Thus, the total capital gains exceed both thresholds, so the Adviser is paid the $1,750,000 difference between the thresholds plus 20% of the amount over that, or 20% of $6,750,000, or $1,350,000, less Income Fees paid of $1,000,000, for a total Capital Gains Fee of $2,100,000 (which, together with the $1,000,000 Income Fee, is exactly 20% of the total capital gains and investment income of $15,500,000 over the 2 years).

Recommendation of the Board of Directors

The Board recommends that each stockholder vote "FOR" the amendment and restatement of the Advisory Agreement.

The Directors of the Company, including all of the directors who are not interested persons (as that term is used in the 1940 Act) of the Company or the Adviser (the "Independent Directors") have received information and considered such factors as they deem relevant in light of the operations of Adviser, including the substantial information provided to them by the Adviser. Based upon the review of the materials and after consideration of such other information as the Directors of the Fund (including the Independent Directors) deem appropriate, including:
(i)
a description of Adviser's business, which the Board concluded demonstrated the appropriate level of expertise and size, which would benefit the Fund by providing the level of service the Board expects to receive from its portfolio manager;

(ii)	biographical information respecting Adviser's personnel, which the Board concluded demonstrated the appropriate level of experience and qualification of Adviser's personnel;
(iii)
Adviser's financial condition, including its audited financial statements, which the Board concluded demonstrated that Adviser is able to perform its obligations under the proposed Advisory Agreements and otherwise service the needs of its clients;

(iv)
the nature, quality and extent of services to be provided by Adviser, including its reputation, expertise and resources in real estate securities markets, which the Board concluded would benefit the Fund by achieving above-average performance (as compared to other portfolio managers of similar asset classes using similar strategies for portfolios of similar size) while providing responsiveness to the Board's and the Fund's stockholders' concerns;

(v)
the advisory fees payable to and profits to be realized by Adviser under the proposed Amended and Restated Advisory Agreements, which the Board concluded (A) were reasonable in comparison to the fees charged by other portfolio managers of funds of similar size having similar investment strategies, (B) were in the middle range of the comparisons to the closest-to-peer funds identified for the Board (Note that the investment strategy and fee structure used by the Fund are believed by the Board to be unique, resulting in the use of comparisons to a combination of other business development companies, other smaller externally managed REITs, and private funds investing in illiquid securities of real estate companies.  These comparisons are inexact and require judgment);

(vi)
Adviser's investment performance so far, and with respect to its other fund clients, which have similar investment strategies as the Fund, which the Board concluded demonstrated that Adviser's investment strategies and principles have shown desired performance over time based upon the Company's ability to pay consistent quarterly dividends in excess of 7% per year and over 9% on average, and NAV per share has remained fairly constant;

(vii) Adviser's allocation practices, which the Board concluded demonstrated that Adviser appropriately allocates investment opportunities among its clients and seeks to treat its clients fairly;
(vii) the overall high quality of the personnel, operations, financial condition, investment management capabilities, methodologies, and performance of Adviser, which the Board concluded demonstrated that Adviser will be able to perform as it anticipates, which will enable the Fund to attract and enhance assets;
(ix) a description of Adviser's internal compliance program, which the Board concluded demonstrated that Adviser devotes an appropriate level of time and resources to detecting, preventing and remedying violations of the federal securities laws;
(x)
any possible conflicts of interest arising out a relationship with Adviser; the Board concluded that no conflicts of interest appeared to be present or anticipated as a result of Adviser's business affiliations that will negatively impact the Fund;

(xi)	Adviser and its affiliates' regulatory examination history, which the Board concluded demonstrated Adviser's commitment to operate according to the regulatory regime it is subject to;
(xii)
the benefits to be realized by Adviser and its affiliates as a result of its management of the Fund, which the Board concluded would be limited to its receipt of the advisory fees and administrative reimbursements made to its affiliate, and would not provide other benefits such as soft dollars to Adviser;

(xiii) the terms of the proposed Amended and Restated Advisory Agreements which the Board concluded were at least or more beneficial to the Fund as compared to agreements respecting similar levels of service for similar levels of advisory fees.  Part of what the Board considered is that there are no other public business development companies that are also REITs, and the Company is run very differently than other business development companies because the Adviser and the Company purchase assets mainly through expensive and labor-intensive tender offers and individual, small denomination contracts; and
(xiv) the fact that the calculation of the Base Management Fee was based upon Managed Funds (defined as the number of shares outstanding multiplied by the maximum public offering price per share at the time they were sold, including borrowed funds) rather than the value of assets of the Company avoided a serious potential conflict of interest and a level of subjectivity relating to the valuation of assets.  Basing this fee primarily on gross proceeds provides certainty of value.

The Board of Directors of the Fund, including a majority of the Independent Directors, in the exercise of their reasonable business judgment made in the best interests of the stockholders of the Fund, based on information presented to the Directors, approve that Adviser be, and it hereby is, selected to serve as investment adviser to the Fund upon the terms and conditions described to the Board, and that the Amended and Restated Advisory Agreement as presented to this meeting be, and hereby are, approved and submitted to stockholders for approval.

PROPOSAL 4 — APPROVAL TO SELL COMMON SHARES
 BELOW NET ASSET VALUE
We are currently conducting a public offering of our common shares (the "Common Shares"), which began December 20, 2016.  The Common Shares offered for sale were registered with the Securities and Exchange Commission ("SEC") on Form N-2, which includes a prospectus (the "Prospectus").  We have elected to be regulated as a business development company under the 1940 Act.  As a result, we may sell our Common Shares so long as the net sale price to us (after the deduction of offering expenses) is at least equal to the net asset value share (the "NAV") of our Common Shares. The 1940 Act permits us to sell our Common Shares below NAV with the consent of a majority of our common stockholders or under certain other circumstances. We are seeking the consent of a majority of our common stockholders so that we may sell our Common Shares at a price below our then-current NAV per share, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring one year from the date of this annual meeting. Any sale of Common Shares at a price below NAV would result in an immediate dilution on the NAV per outstanding Common Share to existing common stockholders of as much as 5.94% depending on several factors as described below.
The Board of Directors believes that our having the ability to issue our Common Shares below NAV will benefit all of our stockholders by enabling us to sell more Common Shares at a sales price of $10 per share.  As discussed in the Prospectus, if our Common Shares are sold at $10 per share with selling expenses estimated to total 10%, we will sell the Common Shares below NAV per share.  No public market currently exists to establish the market value of our Common Shares. Absent the approval of this proposal by the holders of a majority of our Common Shares, we may not be able to raise our targeted amount in the public offering. The Board of Directors has approved submitting this proposal to our stockholders for their approval.
To the extent we issue Common Shares above or below NAV, our market capitalization and number of our Common Shares will increase, thus affording all stockholders ownership in a company with a larger asset base, which could decrease annual per share expenses and could result in a more diversified portfolio as we will be able to consider more investment opportunities. However, there is no guarantee that additional assets will result in a more diversified portfolio.  For example, the approximate amount of annual expenses per share ("other expenses," not management fees) as of June 30, 2017, was $0.10.  Assuming we sell 13,916,010 additional shares at $10 per share in the next year, we estimate that the annual per share expenses would decrease to approximately $0.037 (assuming an increase of approximately 15% in variable expenses due to the increased size of the portfolio).  This estimated amount is based on current assumptions and could increase or decrease if actual expenses are greater than or less than the estimate.  The Base Management Fee as a percentage of assets would also decrease because of the tiered structure where the fee is only 1.5% of Managed Funds over $100,000,000.  Thus, as of June 30, 2017, the Base Management Fee was approximately $1,614,515.93 on current Managed Funds (adjusting for sales made during that fiscal year), or approximately $0.265 per Share.  Assuming we sell 13,916,010 additional Shares, the Base Management Fee would drop to approximately $0.185 per Share.
Upon stockholder approval, we will only sell Common Shares below NAV if the following condition is met: all of our independent directors make a determination, based on information and a recommendation from our investment adviser, MCM Advisers, LP, 1640 School Street, Moraga, California 94556, that they reasonably expect that the investment(s) to be made with the net proceeds of such issuance will lead to our long-term distribution growth.
The base management fee we pay to our Adviser is based on our "Managed Funds," which are defined in our Advisory Agreement as the number of Common Shares issued, multiplied by their sale price, plus any borrowed funds. Our Adviser is controlled directly or indirectly by our officers and certain of our directors, among others. Therefore, our Adviser's interest in determining whether to recommend that we issue Common Shares below NAV may conflict with our interests and the interests of our stockholders.
Before voting on this proposal, common stockholders should consider the potentially dilutive effect of the issuance of Common Shares at less than NAV per share on the NAV per outstanding Common Share. Any sale of Common Shares at a price below NAV would result in an immediate dilution on the NAV per outstanding Common Share to existing common stockholders of as much as 5.09%, depending on several factors described below. The 1940 Act establishes a connection between common share sale price and NAV because when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in our net assets.  Our current common stockholders should also consider that they have no subscription, preferential or preemptive rights to acquire additional Common Shares proposed to be authorized for issuance, and thus any issuance of Common Shares will dilute such stockholders' holdings of Common Shares as a percentage of Common Shares outstanding. Please find below an example of the amount of dilution that could occur based upon the number of Common Shares sold.
DILUTION

The potential per-Share dilution to investors would be represented by the amount by which the offering price per Common Share exceeds our pro forma NAV per Share after the completion of our current offering of 15,000,000 shares. Net asset value per Common Share is determined by dividing our NAV, which is our gross assets less total liabilities, by the number of outstanding Common Shares.

Our June 30, 2017, NAV was $59,989,525, or $9.84 per Common Share. After giving effect to the sale of an additional 13,916,010 Common Shares at a public offering price of $10 per Share, and after deducting the selling commissions, the "Dealer Manager Fee" (as defined in the Prospectus) and diligence payments aggregating (a maximum of) $1,391,601, our pro forma NAV is expected to be approximately $185,233,615 or approximately $9.26 per Common Share.
Since June 30, 2017, and through September 12, 2017, the record date, we have issued and additional 616,065 shares, including shares issued under our dividend reinvestment plan.  The dilution information, dilution tables, and NAV reflected herein do not reflect the issuance of these additional shares, but the newly issued shares are entitled to vote at the meeting.
Examples of Dilutive Effect of the Issuance of Common Shares Below NAV
The following table illustrates the reduction to NAV and dilution that would be experienced by a stockholder if we issued and additional 3,000,000, 9,000,000, and 13,916,010 Common Shares, at a discount to the then-current NAV.
The examples are based upon our NAV as of June 30, 2017, as of which we had 6,096,772.85 Common Shares outstanding, with net assets of $59,989,525, or NAV per Common Share of $9.84.  The table illustrates the dilutive effect on a stockholder of (i) the sale of an additional 3,000,000 Common Shares, (ii) the sale of another 9,000,000 Common Shares, and (iii) the sale of another 13,916,010 Common Shares (all the remaining Shares available for sale under the current registration statement). The table assumes all Common Shares are sold at $10 per Share and that the aggregate offering expenses and commissions total 10%. It is important to note that the estimates below do NOT assume any increase in NAV based upon the results of investing the offering proceeds during the time the Shares are being sold.  For example, stockholders last year approved the continued sale of Shares at below NAV based upon an estimate that if we sold 5,000,000 Shares in addition to the amount sold as of June 30, 2016, the potential dilution might result in NAV declining from $9.93 as of June 30, 2016, to $9.25 per Share, or 6.83%.  In fact, between June 30, 2016, and June 30, 2017, we sold approximately 2,039,440 Shares, but NAV only declined to $9.84, or 0.9%.  Thus, there is no guarantee that the dilutive effect of the issuance of Shares below NAV would have the effect on NAV described below.
	As of June 30, 2017	Example 1 3,000,000 Shares Sold	Example 2 9,000,000 Shares Sold	Example 3 13,916,010 Shares Sold

Price per Share	$10.00	$10.00	$10.00	$10.00
Net Proceeds per Share to MRC	$9.00	$9.00	$9.00	$9.00

Net Assets After Transactions
NAV	$59,989,525	$86,989,525	$140,989,525	$185,233,615
Total Shares Outstanding	6,096,773	9,096,773	15,096,773	20,012,783
NAV per Share	$9.84	$9.56	$9.34	$9.26
Change	0%	-2.82%	-5.09%	-5.94%

BOARD RECOMMENDATION
The Board of Directors unanimously recommends that stockholders of the Company vote FOR the proposal to allow us to sell our Common Shares below Net Asset Value.
OTHER MATTERS

The Board knows of no matters other than those listed in the Notice of Annual Meeting of Stockholders that are likely to come before the Annual Meeting.  If, however, any other motion properly presented at the meeting requiring a vote of stockholders arises, the persons named as proxies will vote on such procedural matter in accordance with their discretion.

In the event that sufficient votes in favor of the proposals set forth in the Notice of the Annual meeting are not received by the time scheduled for the Annual Meeting, the chairman of the meeting or the individuals named as proxies may move for one or more adjournments of the meeting to permit further solicitation of proxies.

ANNUAL REPORT

Our financial statements are contained in the 2017 Annual Report to Stockholders, which has been provided to our stockholders concurrently herewith.  Such report and the financial statements contained therein are not to be considered as a part of this soliciting material. Please direct any requests for copies of annual reports to MacKenzie Realty Capital, Inc., 1640 School Street, Moraga, California 94556, (800) 854-8357, or via email at investors@mackenzierealty.com.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

The proxy rules adopted by the SEC provide that certain stockholder proposals must be included in the Proxy Statement for the Company's 2018 annual meeting of stockholders.  Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2018 Annual Meeting may do so by following the procedures prescribed in SEC Rule 14a-8.  Proposals should be sent to us at 1640 School Street, Moraga, California 94556, Attention: Corporate Secretary no later than May 25, 2018, to be eligible for inclusion in our proxy materials.  Submission of a stockholder proposal does not guarantee inclusion in our proxy statement or form of proxy because certain SEC rules must be satisfied.

As more specifically provided in the Bylaws, a stockholder making a nomination of a candidate for director or a proposal of other business to be considered by the stockholders (other than proposals to be included in our proxy materials as discussed in the previous paragraph) for our 2018 annual meeting must deliver to the Corporate Secretary at the address set forth in the following paragraph not earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, a stockholder's nomination of a candidate for director or other proposal of business must be received no earlier than April 25, 2018, and no later than 5:00 p.m., Pacific Time, on May 25, 2018, in order to be considered at the 2018 annual meeting.

Under the Bylaws, if you are a stockholder and desire to make a director nomination or a proposal of other business to be considered by the stockholders at a meeting of stockholders, you must deliver written notice of your intent to make such a nomination either by personal delivery or by U.S. mail, postage prepaid, to Corporate Secretary, MacKenzie Realty Capital, Inc., 1640 School Street, Moraga, California 94556, within the time limits described above for delivering of notice of a stockholder proposal and comply with the information requirements in the bylaws relating to stockholder nominations.

These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Proxies granted by a stockholder will give discretionary authority to the proxy holders to vote on any matters introduced pursuant to the above-described advance notice provisions, subject to the applicable rules of the SEC.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to MacKenzie Realty Capital, Inc., Attention: Corporate Secretary, 1640 School Street, Moraga, California 94556.

Please mark votes as in this example ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4, AND 5.

Proposal I – To vote for the election of directors.

☐ FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT

01 THOMAS FRAME
02 TIMOTHY DOZOIS
03 C. E. PAT PATTERSON

To withhold authority to vote "FOR" any individual nominee, mark the "FOR ALL EXCEPT" box and write the nominee'(s) number(s) on the line below:

____

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

CONTROL NUMBER

→ ☐

Proposal II – For ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending June 30, 2018.

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal V – To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

☐ FOR ☐ AGAINST ☐ ABSTAIN

WILL ATTEND THE MEETING ☐

Date ____________________________, 2017

Signature ____________________________

Signature ____________________________
(Joint Owners)

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

As a stockholder of MacKenzie Realty Capital, Inc. you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on October 22, 2017.

CONTROL NUMBER

→ ☐

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/XX06

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

APPENDIX A

AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT

THIS AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT ("Agreement") is effective as of the ____ day of _______________, 2017 (the "Effective Date") by and between MacKenzie Realty Capital, Inc., a Maryland corporation having its principal place of business in Moraga, California (the "Company"), and MCM Advisers, LP, a California limited partnership having its principal place of business in Moraga, California (the "Adviser").
WHEREAS, the Company is a non-diversified management investment company that has elected  to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act");
WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment adviser and engages in the business of acting as an investment adviser; and
WHEREAS, the Company and the Adviser desire to enter into this Agreement to provide for investment advisory services to the Company upon the terms and conditions provided below.
NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
1. Appointment of Adviser.
The Company appoints the Adviser to act as investment adviser to the Company for the period and on the terms provided herein. The Adviser accepts such appointment and agrees to render the services provided herein, for the compensation herein provided.
2. Duties of the Adviser.
Subject to the overall supervision and review of the Board of Directors of the Company ("Board"), the Adviser will regularly provide the Company with investment research, advice and supervision and will furnish continuously an investment program for the Company, consistent with the investment objective and policies of the Company.  The Adviser will be available to provide managerial assistance requested by the companies or vehicles in which the Company invests (collectively, "Portfolio Companies").  The Adviser will determine from time to time what securities shall be purchased for the Company, what securities shall be held or sold by the Company and what portion of the Company's assets shall be held uninvested as cash or in other liquid assets, subject always to the provisions of the Company's Articles of Incorporation, Bylaws, and any registration statement of the Company under the 1940 Act and under the Securities Act of 1933 (the "1933 Act") covering the Company's shares, as may be filed with the Securities and Exchange Commission (the "Commission"), as any of the same may be amended from time to time, and to the investment objectives of the Company, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board may from time to time establish. To carry out such determinations, the Adviser will exercise full discretion and act for the Company in the same manner and with the same force and effect as the Company itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) perform due diligence on prospective Portfolio Companies; (iv) close and monitor the Company's investments; (v) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.
3. Administrative Duties of the Adviser.
The Adviser agrees to furnish administrative services necessary to the operation of the Company, other than services provided by the Company's custodian, accounting agent, administrator, dividend and interest paying agent, transfer agent, and other service providers. The Adviser is authorized to conduct relations with custodians, depositaries, underwriters, brokers, dealers, placement agents, banks, insurers, accountants, attorneys, pricing agents, and other persons as may be deemed necessary or desirable. To the extent requested by the Company and not provided by the Company's administrator, the Adviser shall (i) oversee the performance of, and payment of the fees to, the Company's service providers, and make such reports and recommendations to the Board concerning such matters as the parties deem desirable; (ii) respond to inquiries and otherwise assist such service providers in the preparation and filing of regulatory reports, proxy statements, shareholder communications and the preparation of Board materials and reports; (iii) establish and oversee the implementation of borrowing facilities or other forms of leverage authorized by the Board; and (iv) supervise any other aspect of the Company's administration as may be agreed upon by the Company and the Adviser.  The Company shall reimburse the Adviser or its affiliate for all out-of-pocket expenses incurred in providing the services set forth in this Section 3.
4. Delegation of Responsibilities.
The Adviser is authorized to delegate any or all of its rights, duties and obligations under this Agreement to one or more sub-advisers, and may enter into agreements with sub-advisers, and may replace any such sub-advisers from time to time in its discretion, in accordance with the 1940 Act, the Advisers Act, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the Commission, and if applicable, exemptive orders or similar relief granted by the Commission, and upon receipt of approval of such sub-advisers by the Board and by shareholders (unless any such approval is not required by such statutes, rules, regulations, interpretations, orders or similar relief).
5. Independent Contractors.
The Adviser and any sub-advisers shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed to be an agent of the Company.
6. Compliance with Applicable Requirements.
In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:
a.	all applicable provisions of the 1940 Act and the Advisers Act and any applicable rules and regulations adopted thereunder;
b.	the provisions of any registration statement of the Company, as the same may be amended from time to time under the 1933 Act, including without limitation, the investment objectives set forth therein;
c.	the provisions of the Company's Articles of Incorporation, as the same may be amended from time to time;
d.	the provisions of the Bylaws of the Company, as the same may be amended from time to time;
e.	all policies, procedures and directives adopted by the Board; and
f.	any other applicable provisions of state, federal or foreign law.
7. Policies and Procedures.
The Adviser shall adopt and implement written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is used in Rule 38a-1 under the 1940 Act) by the Adviser. The Adviser shall provide the Company, at such times as the Company shall reasonably request, with a copy of such policies and procedures and a report of such policies and procedures; such report shall be of sufficient scope and in sufficient detail as may reasonably be required to comply with Rule 38a-1 under the 1940 Act and to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.
8. Brokerage.
The Adviser is responsible for decisions to buy and sell securities for the Company, broker-dealer selection, and negotiation of brokerage commission rates. The Adviser's primary consideration in effecting a security transaction will be to obtain the best execution. In selecting a broker-dealer to execute a particular transaction, the Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and the difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Company on a continuing basis. Accordingly, the price to the Company in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the execution services offered.
Subject to such policies as the Board may from time to time determine, the Adviser shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement or otherwise, solely by reason of its having caused the Company to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting a Company investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Company and to other clients of the Adviser as to which the Adviser exercises investment discretion. The Adviser is further authorized to allocate the orders placed by it on behalf of the Company to such brokers and dealers who also provide research or statistical material or other services to the Company, the Adviser or to any sub-Adviser. Such allocation shall be in such amounts and proportions as the Adviser shall determine and the Adviser will report on said allocations regularly to the Board indicating the brokers to whom such allocations have been made and the basis therefore.
9. Books and Records.
The Adviser will maintain complete and accurate records in respect of all transactions relating to the Company's portfolio. The Adviser will keep or will cause to be kept records in respect of all such portfolio transactions executed on behalf of the Company. To the extent permitted by applicable law, the Adviser shall provide such access to its books and records relating to the Company as the Company may reasonably request. The Adviser shall have access at all reasonable times to books and records maintained for the Company to the extent necessary for the Adviser to comply with all applicable securities or other laws to which it is subject, and further provided that the Company shall produce copies of such records and books whenever reasonably required to do so by the Adviser for the purpose of legal proceedings or dealings with any governmental or regulatory authorities or for its internal compliance procedures.
10. Compensation.
For the services and payments (including Company expenses paid by the Adviser under Section 12) furnished to the Company hereunder by the Adviser, the Adviser shall receive from the Company the compensation described in this Section 10.
a.	The following terms will have the meanings ascribed to them for purposes of this Section 10:
(i)	"Base Management Fee" means the fee payable to the Adviser as described in Section 10(c).
(ii)
"Capital Gains" means (A) the amount of the Company's net realized capital gains (realized capital gains less realized capital losses) on a cumulative basis from Inception to the end of such fiscal year, less (B) any unrealized capital depreciation at the end of such fiscal year (unless otherwise required by law, if any asset owned by the Company has a cost basis at the time of computation hereunder that exceeds its fair value, this difference is unrealized capital depreciation; for the purposes hereof, all such amounts shall be added together, without taking into account any assets with unrealized capital gains).

(iii)	"Capital Gains Fee" means the fee payable to the Adviser as described in Section 10(e).
(iv)
"Capital Gains Fee First Threshold" means an amount equal to the weighted Contributed Capital as of the end of the applicable fiscal year multiplied by 7% times the number of days since Inception, divided by 365, and that number then reduced (but not below zero) by the cumulative Preliminary Net Investment Income for each fiscal quarter since Inception (or increased by the cumulative Preliminary Net Investment Income if negative).

(v)
"Capital Gains Fee Second Threshold" means an amount equal to the weighted Contributed Capital as of the end of the applicable fiscal year multiplied by 8.75% times the number of days since Inception, divided by 365, and that number then reduced (but not below zero) by the cumulative Preliminary Net Investment Income for each fiscal quarter since Inception (or increased by the cumulative Preliminary Net Investment Income if negative).

(vi)
"Contributed Capital" means the shares of common stock of the Company issued and outstanding multiplied by the maximum public offering price per share at the time they were sold, as computed from time to time.  Contributed Capital shall be computed in accordance with any applicable policies and determinations of the Board.

(vii)	"Income Fee" means the fee payable to the Adviser as described in Section 10(d).
(viii)
"Income Fee First Threshold" means an amount equal to the weighted Contributed Capital as of the end of the applicable fiscal quarter multiplied by 7% times the number of days since Inception, divided by 365.

(ix)
"Income Fee Second Threshold" means an amount equal to the weighted Contributed Capital as of the end of the applicable fiscal quarter multiplied by 8.75% times the number of days since Inception, divided by 365.

(x)	"Inception" means the Effective Date.
(xi)
"Gross Invested Capital" means the number of shares of common stock of the Company issued and outstanding multiplied by the maximum public offering price per share at the time they were sold, as computed from time to time, and including any borrowed funds.  The Gross Invested Capital shall be computed in accordance with any applicable policies and determinations of the Board.

(xii)	"Portfolio Structuring Fee" means the up-front fee payable to the Adviser as described in Section 10(b).
(xiii)
"Preliminary Net Investment Income" means interest income, dividend income, and any other income (including accrued income that the Company has not yet received in cash, any fees such as commitment, origination, syndication, structuring, diligence, monitoring, and consulting fees or other fees that the Company receives from Portfolio Companies) received or accrued during the fiscal quarter, minus the Company's accrued or paid operating expenses for such quarter (including the Base Management Fee, expenses payable pursuant to Section 11 below, any interest expense, any tax expense, and dividends paid on issued and outstanding preferred stock, if any, but not including the Income Fee or the Capital Gains Fee or Portfolio Structuring Fee payable hereunder).  For the avoidance of doubt, Capital Gains and Special Distributions are not included in Preliminary Net Investment Income.

(xiv)
"Special Distribution" means a distribution or dividend from a Portfolio Company that is determined as follows.  Distributions resulting from the sale or refinance of a Portfolio Company's assets are evaluated by the Adviser and recorded as either investment income or as a reduction of cost basis (return of capital). The Adviser determines the estimated fair value of the Portfolio Company investment after the sale or refinance and compares this estimate to the adjusted cost basis of the Portfolio Company investment. If the estimated fair value is higher than the adjusted cost basis, distributions are recorded as investment income from Special Distributions. If the estimated fair value is lower than the adjusted cost basis: (a) distributions are first recorded as return of capital to reduce the cost basis down to the estimated fair value, and (b) distributions in excess of those recorded as return of capital are recorded as gains from Special Distributions.

b.
Portfolio Structuring Fee.  The Adviser will receive an up-front Portfolio Structuring Fee equal to 3.0% of the gross amount the Company receives in cash for selling the Company's common stock to compensate our Adviser for its services of composing our portfolio by identifying, evaluating and structuring each portfolio acquisition. The Portfolio Structuring Fee shall be determined and payable on a monthly basis and based upon all sales of the Company's common stock during such period.  For clarification, the Portfolio Structuring Fee will be payable only once with respect to any share of the common stock of the Company, and will not be payable with respect to any distribution of the Company's common stock through the Company's dividend reinvestment plan.

c.
Base Management Fee.  The Adviser shall receive an annual Base Management Fee equal to 3.0% of the first $20 million of Gross Invested Capital, 2% of the next $80 million in Gross Invested Capital, and 1.5% of the Gross Invested Capital greater than $100 million.  The Base Management Fee shall be calculated on the last day of each calendar quarter and paid quarterly in arrears within fifteen (15) days of the end of each calendar quarter.  In case of the initiation or termination of this Agreement during any calendar quarter, the Base Management Fee for that quarter shall be reduced proportionately on the basis of the number of calendar days during which this Agreement is in effect and the Gross Invested Capital on the last business day this Agreement is in effect for that quarter.

d.	Income Fee.
(i)	The Adviser will receive an Income Fee calculated on the amount of the Preliminary Net Investment Income for each calendar quarter, as follows:
(A) (1) The sum of all Preliminary Net Investment Income for each fiscal quarter ending after Inception, exceeding the Income Fee First Threshold, up to the Income Fee Second Threshold and (2) 20% of the sum of all Preliminary Net Investment Income for each fiscal quarter ending after Inception, exceeding the Income Fee Second Threshold, less
(B) the sum of all Income Fees paid hereunder since Inception, plus
(C) any deemed Income Fee payable as described in Section 10(e)(i)(C).
(ii)	The Preliminary Net Investment Income for any quarter shall exclude all Special Distributions received by the Company from a Portfolio Company.
(iii)
The Income Fee will be calculated and payable quarterly in arrears within fifteen (15) days of the end of each calendar quarter, with the fee first accruing in the calendar quarter following the Effective Date.

(iv)
The Income Fee calculation shall be adjusted appropriately on the basis of the number of calendar days in the first quarter the fee accrues or the calendar quarter during which this Agreement is terminated.

(v)
Notwithstanding the above, no Income Fee may be paid to the Adviser until such time as the Company has paid dividends (whether the source of such dividend is capital gains or investment income) to stockholders equal to 7% per annum on the average weighted Contributed Capital as computed from time to time.

e.	Capital Gains Fee.
(i)	For each fiscal year of the Company (other than the fiscal year in which all of the Company's assets are liquidated), the Adviser shall receive a Capital Gains Fee equal to:
(A) (1) The sum of all Capital Gains for each fiscal year ending after Inception, exceeding the Capital Gains Fee First Threshold, up to the Capital Gains Fee Second Threshold and (2) 20% of all Capital Gains for each fiscal year ending after Inception, exceeding the Capital Gains Fee Second Threshold, less
(B) the sum of all Income Fees paid hereunder since Inception and prior to the end of such fiscal year, less
(C) the aggregate amount of all Capital Gains Fees paid to the Adviser in prior fiscal years ending after Inception.  To the extent that, as a result of the Capital Gains Fee Thresholds being reduced by Preliminary Net Investment Income, the calculation of the Capital Gains Fee hereunder would result in the Capital Gains Fee exceeding 20% of all Capital Gains for all such fiscal years, the excess shall be deemed an Income Fee and be payable under Section 10(d)(i)(C).
In in no event shall the Adviser receive a Capital Gains Fee exceeding 20% of all Capital Gains for all such fiscal years.
(ii)
In the fiscal year in which all of the Company's assets are liquidated, the Adviser shall receive a Capital Gains Fee equal to 20% of all Capital Gains, less the aggregate amount of all Capital Gains Fees paid to the Adviser in prior fiscal years.  In no event shall the Adviser receive a Capital Gains Fee exceeding 20% of all Capital Gains for all such fiscal years ending after Inception.

(iii)	Except as provided in Section 10(e)(vi), the Capital Gains Fee shall be calculated and payable annually within fifteen (15) days of the end of each fiscal year.
(iv)
For the purposes of this Section 10(e), realized capital gains on a security will be calculated as the excess of the net amount realized from the sale or other disposition of such security over the cost basis for the security. Realized capital losses on a security will be calculated as the amount by which the net amount realized from the sale or other disposition of such security is less than the cost basis of such security. Unrealized capital depreciation on a security will be calculated as the amount by which the Company's cost basis of such security exceeds the fair value of such security at the end of a fiscal year.

(v)
All fiscal year-end valuations will be determined by the Company in accordance with generally accepted accounting principles, the 1940 Act (even if such valuation is made prior to the date on which the Company has elected to be regulated as a BDC), and the policies and procedures of the Company to the extent consistent therewith.

(vi)
In the event this Agreement is terminated or the Company's assets are liquidated, the Capital Gains Fee calculation shall be undertaken as of, and any resulting Capital Gains Fee shall be paid within fifteen (15) days of, the date of termination or such liquidation.

(vii)
Notwithstanding the above, no Capital Gains Fee may be paid to the Adviser until such time as the Company has paid dividends (whether the source of such dividend is capital gains or income) to stockholders equal to 7% per annum on the average weighted Contributed Capital as computed from time to time.

The Adviser may, from time to time, waive or defer all or any part of the compensation described in this Section 10. The parties do hereby expressly authorize and instruct the Company's administrator, or its successors, to calculate the fee payable hereunder and to remit all payments specified herein to the Adviser.
11. Expenses of the Adviser.
The compensation and allocable routine overhead expenses of all investment professionals of the Adviser and its staff, when and to the extent engaged in providing investment advisory services required to be provided by the Adviser under Section 2 hereof, will be provided and paid for by the Adviser and not by the Company. It is understood that the Company will pay all expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Company shall include, without limitation the following, subject to Section 12:
a.
other than as set forth in the first sentence of this Section 11 above, expenses of maintaining the Company and continuing its existence and related overhead, including office space and facilities and personnel compensation, training and benefits for personnel not employed by the Adviser,

b.	commissions, spreads, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments,
c.	auditing, accounting and legal expenses,
d.	taxes and interest,
e.	governmental fees,
f.
expenses of listing shares of the Company with a stock exchange, and expenses of issue, sale, repurchase and redemption (if any) of securities of the Company, including expenses of conducting tender offers for the purpose of repurchasing Company securities,

g.	expenses of registering and qualifying the Company and its securities under federal and state securities laws and of preparing and filing registration statements and amendments for such purposes,
h.
expenses of communicating with shareholders, including website expenses and the expenses of preparing, printing, and mailing press releases, reports and other notices to shareholders and of meetings of shareholders and proxy solicitations therefor,

i.	expenses of reports to and communications with governmental officers and commissions,
j.	insurance expenses,
k.	association membership dues,
l.
fees, expenses and disbursements of custodians and subcustodians for all services to the Company (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values),

m.	fees, expenses and disbursements of transfer agents, dividend and interest paying agents, shareholder servicing agents and registrars for all services to the Company,
n.	compensation and expenses of directors of the Company who are not members of the Adviser's organization,
o.	pricing, valuation, and other consulting or analytical services employed in considering and valuing the actual or prospective investments of the Company,
p.	all expenses incurred in leveraging of the Company's assets through a line of credit or other indebtedness or issuing and maintaining preferred shares,
q.	all expenses incurred in connection with the organization of the Company, and
r.
such non-recurring items as may arise, including expenses incurred in litigation, proceedings and claims and the obligation of the Company to indemnify its directors, officers and shareholders with respect thereto.

12. Offering Expenses.
Notwithstanding Section 11, in connection with the initial public offering of the Company's securities the Adviser will pay any expenses incurred to register and qualify the Company and its securities under federal and state securities laws and to prepare and file registration statements for such purposes in excess of $550,000.  In connection with any subsequent public offering of up to $150,000,000 of the Company's securities, including the offering of common stock that commenced December 20, 2016, the Adviser will pay any expenses incurred to register and qualify the Company and its securities under federal and state securities laws and to prepare and file registration statements for such purposes in excess of $1,650,000 (such costs to be determined separately from the initial public offering costs).
13. Covenants of the Adviser.
The Adviser covenants that it is registered as an investment adviser under the Advisers Act.  The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.
14. Non-Exclusivity.
The Company understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, so long as the Adviser's services to the Company are not impaired by the provision of such services to others. The Company further understands and agrees that managers of the Adviser may serve as officers or directors of the Company, and that officers or directors of the Company may serve as managers of the Adviser to the extent permitted by law; and that the managers of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or company, including other investment advisory companies.
15. Effective Date, Term and Approval.
This Agreement shall become binding against the Company as of the Effective Date.  This Agreement shall continue in force and effect for two years from the Effective Date, and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually:
a.	(i) by the Board or (ii) by the vote of "a majority of the outstanding voting securities" of the Company (as defined in Section 2(a)(42) of the 1940 Act); and
b.
by the affirmative vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as directors of the Company), by votes cast in person at a meeting specifically called for such purpose.

16. Termination.
This Agreement may be terminated by the Company at any time, without the payment of any penalty by the Company, by vote of the Board or by vote of a majority of the outstanding voting securities of the Company, on no more than sixty (60) days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time, without the payment of any penalty by the Adviser, on no less than one hundred twenty (120) days' written notice to the Company. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act. Upon termination pursuant to this Section 16, the Adviser, at the Company's request, must deliver all copies of books and records maintained in accordance with this Agreement and applicable law.
17. Amendment.
No amendment of this Agreement shall be effective unless it is in writing and signed by the party against which enforcement of the amendment is sought. No amendment to Section 10 or Section 11 of this Agreement shall be effective unless it is approved by the vote of a majority of the outstanding voting securities of the Company.
18. Liability of Adviser.
The Adviser will not be liable in any way for any default, failure or defect in any of the securities comprising the Company's portfolio if it has satisfied the duties and the standard of care, diligence and skill set forth in this Agreement.  However, the Adviser shall be liable to the Company for any loss, damage, claim, cost, charge, expense or liability resulting from the Adviser's willful misconduct, bad faith or gross negligence or disregard by the Adviser of the Adviser's duties or standard of care, diligence and skill set forth in this Agreement or a material breach or default of the Adviser's obligations under this Agreement.
19. Indemnification.

The Company ("Indemnifying Party") shall indemnify the Adviser, each of the Adviser's officers, employees, partners, managers and agents (collectively, the "Indemnified Parties") and hold the Indemnified Parties harmless from and against any expense, loss, cost, liability or damage, including reasonable attorneys' fees (collectively, "Expenses"), arising out of any claim asserted or threatened to be asserted in connection with the Adviser's services or performance hereunder or otherwise as an investment adviser of the Company; provided, however, that no Indemnified Party shall be entitled to any such indemnification with respect to any Expense to the extent caused by any Indemnified Party's own gross negligence, bad faith, breach of fiduciary duty, willful misconduct or reckless disregard with respect to any of its obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the Commission or its staff thereunder), and provided, further, that the satisfaction of any such indemnification shall be from and limited to the assets of the Company.

With respect to any claim made or threatened against an Indemnified Party, or compulsory process or request or other notice of any loss, claim, damage or liability served upon an Indemnified Party, for which such Indemnified Party is or may be entitled to indemnification under this Section 19, such Indemnified Party shall:

a. give written notice to the Indemnifying Parties of such claim within ten (10) days after such claim is made or threatened, which notice shall specify in reasonable detail the nature of the claim and the amount (or an estimate of the amount) of the claim; provided, however, that the failure of any Indemnified Party to provide such notice to the Indemnifying Parties shall not relieve the Indemnifying Party of its obligations under this Section 18 except to the extent the each Indemnifying Party is materially prejudiced or otherwise forfeits rights to defenses by reason of such failure;

b. provide the Indemnifying Parties such information and cooperation with respect to such claim as the Indemnifying Parties may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Parties at such reasonable times as the Indemnifying Parties may request;

c. cooperate and take any such steps as the Indemnifying Parties may reasonably request to preserve and protect any defense to such claim;

d. in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Parties may exercise in their sole discretion and at their expense, to participate in the investigation, defense and settlement of such claim;

e. neither incur any material expense to defend against any such claim (unless the Indemnifying Parties refuse to assume the defense as provided below) or make any admission with respect thereto (other than routine or incontestable admissions or factual admissions the failure to make which would expose such Indemnified Party to unindemnified liability) nor permit a default or consent to the entry of any judgment in respect thereof, in each case without the prior written consent of the Indemnifying Parties; and
f. upon reasonable prior notice, afford to such Indemnifying Party the right, in its sole discretion and at its sole expense, to assume the defense of such claim, including the right to designate counsel reasonably acceptable to such Indemnified Party and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided, that if such Indemnifying Party assumes the defense of such claim, it shall not be liable for any fees and expenses of counsel for any Indemnified Party incurred thereafter in connection with such claim except that if such Indemnified Party reasonably determines that counsel designated by the Indemnifying Party has a conflict of interest representing (A) such Indemnified Party and (B) the Indemnifying Party, such Indemnifying Party shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and provided, further, that the Indemnifying Parties shall not enter into any final settlement or compromise, without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless such settlement or compromise provides for an absolute and unconditional release of such Indemnified Party from liability.
In the event that any Indemnified Party waives its right to indemnification hereunder, the Indemnifying Parties shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the Indemnifying Parties reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.

20. Notices.
Any notices under this Agreement shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice.  Until further notice to the other party, it is agreed that the address of the Company and that of the Adviser shall be 1640 School Street, Moraga, California  94556.
21. Questions of Interpretation.
Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Subject to the foregoing, this Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Delaware.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers on the day and year first written above.

MACKENZIE REALTY CAPITAL, INC.

By: ____________________________
Name: Chip Patterson
Title: Secretary

MCM ADVISERS, LP

By: _____________________________
Name: Chip Patterson
Title: Managing Director